                                                                [EXECUTION COPY]
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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                           DATED AS OF AUGUST 7, 1997


                                     among


                         BERG ELECTRONICS GROUP, INC.,
                                  as Borrower,


                            BERG ELECTRONICS CORP.,
                                 as Guarantor,


                              THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO


                                      and


                           THE CHASE MANHATTAN BANK,
                                    as Agent


================================================================================

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .    1
       1.1  Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . .    1
       1.2  Other Definitional Provisions   . . . . . . . . . . . . . . . .   28

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS . . . . . . . . . . . . . . . .   29
       2.1  Revolving Credit Commitments  . . . . . . . . . . . . . . . . .   29
       2.2  Revolving Credit Notes  . . . . . . . . . . . . . . . . . . . .   29
       2.3  Procedure for Revolving Credit Borrowing  . . . . . . . . . . .   30
       2.4  Commitment Fee; Agent Fees  . . . . . . . . . . . . . . . . . .   30
       2.5  Termination or Reduction of Revolving Credit Commitments  . . .   30
       2.6  Term Loans  . . . . . . . . . . . . . . . . . . . . . . . . . .   31
       2.7  Term Notes  . . . . . . . . . . . . . . . . . . . . . . . . . .   31
       2.8  [Intentionally Deleted].  . . . . . . . . . . . . . . . . . . .   32
       2.9  Optional Prepayments  . . . . . . . . . . . . . . . . . . . . .   32
       2.10  Mandatory Prepayments and Revolving Credit Commitment
               Reductions . . . . . . . . . . . . . . . . . . . . . . . . .   33
       2.11  Conversion and Continuation Options  . . . . . . . . . . . . .   34
       2.12  Minimum Amounts of Tranches  . . . . . . . . . . . . . . . . .   35
       2.13  Swing Line Commitment  . . . . . . . . . . . . . . . . . . . .   35

SECTION 3.  LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . .   37
       3.1  The L/C Commitment  . . . . . . . . . . . . . . . . . . . . . .   37
       3.2  Procedure for Issuance of Letters of Credit   . . . . . . . . .   38
       3.3  Fees, Commissions and Other Charges   . . . . . . . . . . . . .   38
       3.4  L/C Participations  . . . . . . . . . . . . . . . . . . . . . .   38
       3.5  Reimbursement Obligation of the Borrower  . . . . . . . . . . .   40
       3.6  Obligations Absolute  . . . . . . . . . . . . . . . . . . . . .   40
       3.7  Letter of Credit Payments   . . . . . . . . . . . . . . . . . .   40
       3.8  Letter of Credit Applications   . . . . . . . . . . . . . . . .   40
       3.9  Existing Letters of Credit  . . . . . . . . . . . . . . . . . .   41

SECTION 4.  GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . .   41
       4.1  Interest Rates and Payment Dates  . . . . . . . . . . . . . . .   41
       4.2  Computation of Interest and Fees  . . . . . . . . . . . . . . .   41
       4.3  Inability to Determine Interest Rate  . . . . . . . . . . . . .   42
       4.4  Pro Rata Treatment and Payments   . . . . . . . . . . . . . . .   42
       4.5  Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . .   44
       4.6  Requirements of Law   . . . . . . . . . . . . . . . . . . . . .   45
       4.7  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
       4.8  Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . .   48
       4.9  Replacement of Lender   . . . . . . . . . . . . . . . . . . . .   49

                                                                         Page(s)
                                                                         -------
SECTION 5.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . .   50
       5.1  Financial Condition   . . . . . . . . . . . . . . . . . . . . .   50
       5.2  No Change   . . . . . . . . . . . . . . . . . . . . . . . . . .   51
       5.3  Corporate Existence; Compliance with Law  . . . . . . . . . . .   51
       5.4  Corporate Power; Authorization; Enforceable Obligations   . . .   51
       5.5  No Legal Bar  . . . . . . . . . . . . . . . . . . . . . . . . .   51
       5.6  No Material Litigation  . . . . . . . . . . . . . . . . . . . .   52
       5.7  No Default  . . . . . . . . . . . . . . . . . . . . . . . . . .   52
       5.8  Ownership of Property; Liens  . . . . . . . . . . . . . . . . .   52
       5.9  Intellectual Property   . . . . . . . . . . . . . . . . . . . .   52
       5.10  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
       5.11  Federal Regulations  . . . . . . . . . . . . . . . . . . . . .   53
       5.12  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
       5.13  Investment Company Act; Other Regulations  . . . . . . . . . .   53
       5.14  Subsidiaries, Etc  . . . . . . . . . . . . . . . . . . . . . .   53
       5.15  Purpose of Loans   . . . . . . . . . . . . . . . . . . . . . .   54
       5.16  Environmental Matters  . . . . . . . . . . . . . . . . . . . .   54
       5.17  Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . .   55
       5.18  Security Documents.  . . . . . . . . . . . . . . . . . . . . .   55
       5.19  Solvency   . . . . . . . . . . . . . . . . . . . . . . . . . .   56
       5.20  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . .   56

SECTION 6.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . .   56
       6.1  [Intentionally Deleted].  . . . . . . . . . . . . . . . . . . .   56
       6.2  Conditions to Each Loan   . . . . . . . . . . . . . . . . . . .   56
       6.3  Conditions to Amendment and Restatement Effective Date  . . . .   57

SECTION 7.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . .   59
       7.1  Financial Statements  . . . . . . . . . . . . . . . . . . . . .   60
       7.2  Certificates; Other Information   . . . . . . . . . . . . . . .   60
       7.3  Payment of Obligations  . . . . . . . . . . . . . . . . . . . .   61
       7.4  Conduct of Business and Maintenance of Existence  . . . . . . .   62
       7.5  Maintenance of Property; Insurance  . . . . . . . . . . . . . .   62
       7.6  Inspection of Property; Books and Records; Discussions  . . . .   62
       7.7  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
       7.8  Environmental Laws  . . . . . . . . . . . . . . . . . . . . . .   63
       7.9  Pledge of After-Acquired Capital Stock  . . . . . . . . . . . .   64
       7.10  [Intentionally Deleted].   . . . . . . . . . . . . . . . . . .   64
       7.11  [Intentionally Deleted].   . . . . . . . . . . . . . . . . . .   64

SECTION 8.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . .   64
       8.1  Financial Condition Covenants   . . . . . . . . . . . . . . . .   64
       8.2  Limitation on Indebtedness  . . . . . . . . . . . . . . . . . .   66
       8.3  Limitation on Liens   . . . . . . . . . . . . . . . . . . . . .   69
       8.4  Limitation on Guarantee Obligations   . . . . . . . . . . . . .   71

                                                                         Page(s)
                                                                         -------
       8.5  Limitation on Fundamental Changes   . . . . . . . . . . . . . .   72
       8.6  Limitation on Sale of Assets  . . . . . . . . . . . . . . . . .   72
       8.7  Limitation on Dividends   . . . . . . . . . . . . . . . . . . .   73
       8.8  Limitation on Capital Expenditures  . . . . . . . . . . . . . .   74
       8.9  Limitation on Investments, Loans and Advances   . . . . . . . .   75
       8.10  Limitation on Optional Payments and Modifications of Debt
              Instruments   . . . . . . . . . . . . . . . . . . . . . . . .   77
       8.11  Limitation on Transactions with Affiliates   . . . . . . . . .   78
       8.12  Limitation on Sales and Leasebacks   . . . . . . . . . . . . .   78
       8.13  Limitation on Changes in Fiscal Year   . . . . . . . . . . . .   78
       8.14  Restrictions Affecting Subsidiaries  . . . . . . . . . . . . .   78
       8.15  Limitation on Lines of Business  . . . . . . . . . . . . . . .   79
       8.16  Amendments to Corporate Documents; Acquisition Documents;
               License  . . . . . . . . . . . . . . . . . . . . . . . . . .   79


SECTION 9.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . .   79

SECTION 10.  THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . .   82
       10.1  Appointment  . . . . . . . . . . . . . . . . . . . . . . . . .   82
       10.2  Delegation of Duties   . . . . . . . . . . . . . . . . . . . .   82
       10.3  Exculpatory Provisions   . . . . . . . . . . . . . . . . . . .   83
       10.4  Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . .   83
       10.5  Notice of Default  . . . . . . . . . . . . . . . . . . . . . .   83
       10.6  Non-Reliance on Agent and Other Lenders  . . . . . . . . . . .   84
       10.7  Indemnification  . . . . . . . . . . . . . . . . . . . . . . .   84
       10.8  Agent in Its Individual Capacity   . . . . . . . . . . . . . .   84
       10.9  Successor Agent  . . . . . . . . . . . . . . . . . . . . . . .   85

SECTION 11.  GUARANTEE  . . . . . . . . . . . . . . . . . . . . . . . . . .   85
       11.1  Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . .   85
       11.2  Waiver of Subrogation  . . . . . . . . . . . . . . . . . . . .   85
       11.3  Modification of Obligations  . . . . . . . . . . . . . . . . .   85
       11.4  Waiver by Holdings   . . . . . . . . . . . . . . . . . . . . .   86
       11.5  Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . .   87
       11.6  Negative Covenants   . . . . . . . . . . . . . . . . . . . . .   87

SECTION 12.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . .   88
       12.1  Amendments and Waivers   . . . . . . . . . . . . . . . . . . .   88
       12.2  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
       12.3  No Waiver; Cumulative Remedies   . . . . . . . . . . . . . . .   89
       12.4  Survival of Representations and Warranties   . . . . . . . . .   89
       12.5  Payment of Expenses and Taxes  . . . . . . . . . . . . . . . .   90
       12.6  Successors and Assigns; Participations and Assignments   . . .   90
       12.7  Adjustments; Set-off   . . . . . . . . . . . . . . . . . . . .   93
       12.8  Counterparts   . . . . . . . . . . . . . . . . . . . . . . . .   93


                                                                         Page(s)
                                                                         -------
       12.9  Severability   . . . . . . . . . . . . . . . . . . . . . . . .   93
       12.10  Integration   . . . . . . . . . . . . . . . . . . . . . . . .   93
       12.11  GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . .   94
       12.12  Submission To Jurisdiction; Waivers   . . . . . . . . . . . .   94
       12.13  Acknowledgements  . . . . . . . . . . . . . . . . . . . . . .   94
       12.14  WAIVERS OF JURY TRIAL   . . . . . . . . . . . . . . . . . . .   95
       12.15  Confidentiality   . . . . . . . . . . . . . . . . . . . . . .   95
       12.16  Schedules and Exhibits  . . . . . . . . . . . . . . . . . . .   95
       12.17  Purchase and Sale of Revolving Credit Commitments, Revolving
              Credit Loans and Term Loans   . . . . . . . . . . . . . . . .   95
       12.18  Effect of Amendment and Restatement of the Existing Credit
              Agreement   . . . . . . . . . . . . . . . . . . . . . . . . .   96




SCHEDULES
1.1    -      Addresses for Notices; Commitments
5.4    -      Required Consents
5.6    -      Litigation
5.9    -      Intellectual Property
5.14   -      Subsidiaries Joint Ventures, etc.
5.16   -      Environmental Disclosure
5.18   -      Material Real Property
8.2    -      Existing Indebtedness
8.3    -      Existing Liens
8.4    -      Existing Guarantee Obligations
8.7    -      Certain Fees
8.9    -      Existing Investments

EXHIBITS

A-1    -      Form of Revolving Credit Note
A-2    -      Form of Term Note
A-3    -      Form of Swing Line Note
C      -      Form of L/C Participation Certificate
D      -      Form of Swing Line Loan Participation Certificate
E      -      Form of Assignment and Acceptance
F-1    -      Form of Opinion of Counsel to Borrower and Holdings
G      -      Form of Closing Certificate
J-1    -      Form of Perfection Certificate
J-2    -      Form of Perfection Certificate Supplement
K      -      Form of Acknowledgment and Consent
L      -      Form of Pledge Agreement Supplement

1

        AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), dated as of August 7, 1997 (amending and restating the Credit Agreement, dated as February 29, 1996 (as amended, the "Existing Credit Agreement")), among BERG ELECTRONICS GROUP, INC., a Delaware corporation (the "Borrower"), BERG ELECTRONICS CORP., a Delaware corporation and the parent of the Borrower ("Holdings"), the several banks and other institutions from time to time parties hereto (the "Lenders") and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent to the Lenders hereunder (in such capacity, the "Agent").


                              W I T N E S S E T H:


              WHEREAS, pursuant to the Existing Credit Agreement, dated as of February 29, 1996, the Lenders parties thereto (the "Existing Lenders") have agreed to extend, and have extended, credit to the Borrower;

              WHEREAS, the Borrower and Holdings have requested that the Existing Credit Agreement be amended and restated as hereinafter provided to, inter alia, (a) adjust the interest rate payable thereunder, (b) increase the Revolving Credit Commitments from $100,000,000 to $300,000,000, (c) extend the Revolving Commitment Period through June 30, 2003 and (d) amend the terms of the Term Loans as set forth herein; and

              WHEREAS, the Lenders and the Agent are willing to agree to such amendment and restatement;

              NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto hereby agree that on the Amendment and Restatement Effective Date (as defined below) the Existing Credit Agreement will be amended and restated in its entirety as follows:


                            SECTION 1.  DEFINITIONS

              1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

              "Acquisition": the acquisition by the Borrower and its Subsidiaries of all of the assets of the Connector Systems division of DuPont pursuant to the Acquisition Agreement.

              "Acquisition Agreement": the Asset and Share Purchase Agreement and Sales Agreement dated as of November 5, 1992 between the Borrower and DuPont, as amended by the Amendment thereto dated as of February 26, 1993, together with all schedules and exhibits thereto.

              "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 51% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

              "Agent":  as defined in the preamble to this Agreement.

              "Agreement": this Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

              "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
       (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base

       Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

              "Alternate Base Rate Loans": Loans at such time as they are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

              "Amendment and Restatement Effective Date": the date on which the conditions precedent set forth in subsection 6.3 hereof shall have been satisfied.

              "Amendment to Borrower Security Agreement": the First Amendment to the Borrower Security Agreement dated as of May 23, 1994.

              "Amendment to Mortgage": the Second Amendment to the Mortgage between the Borrower and the Agent, substantially in the form of Exhibit B-2 to the Existing Credit Agreement.

              "Applicable Margin": initially for each Eurodollar Loan, 0.75% per annum, and for each Alternate Base Rate Loan, 0.00% per annum, and thereafter the rate per annum with respect to each Revolving Credit Loan and Term Loan, as set forth under the relevant column heading below based on the ratio set forth below as of the most recently completed fiscal quarter:

                                              Eurodollar        ABR Loan
     Ratio                                    Loan              Margin
     -----                                    ----              ----------
                                              Margin
                                              ------
     Leverage Ratio greater than               1.250%            0.25%
     3.25:1.00 ("Level I")

     Leverage Ratio less than or equal         1.000%             -0-%
     to 3.25:1.00
     ("Level II")

     Leverage Ratio less than or equal         0.875%             -0-%
     to 3.00:1.00 ("Level III")

     Leverage Ratio less than or equal         0.750%             -0-%
     to 2.75:1.00 ("Level IV")

     Leverage Ratio less than or equal         0.625%             -0-%
     to 2.00:1.00 ("Level V")


     Leverage Ratio less than or equal         0.500%             -0-%
     to 1.75:1.00 ("Level VI")

       For purposes of the foregoing, the Applicable Margin for any date shall be determined by reference to the Leverage Ratio as of the last day of the Borrower's fiscal quarter most recently ended as of such date and any change in the Applicable Margin shall become effective upon the delivery to the Agent of a certificate of a Responsible Officer of the Borrower with respect to the financial statements to be delivered contemporaneously pursuant to subsection 7.1 for the most recently ended fiscal quarter setting forth in reasonable detail the calculation of the Leverage Ratio for and at the end of such fiscal quarter and shall apply
       (i) to ABR Loans outstanding on such delivery date or made on and after such delivery date and (ii) to Eurodollar Loans for which Interest Periods commence after such delivery date. Notwithstanding the foregoing, at any time during which the Borrower has failed to deliver its financial statements with respect to a fiscal period following the date the delivery thereof is due, the Leverage Ratio shall be deemed, solely for the purposes of this definition, to be at Level I until such time as Borrower shall deliver such financial statements.

              "Asset Sale": any sale, transfer or other disposition (including any sale and leaseback of assets, and any mortgage of real property) by the Borrower or any of its Subsidiaries of any property of the Borrower or any such Subsidiary (including property subject to any Lien under any Security Document), other than as permitted pursuant to subsection 8.6(a), (b), (c) (provided the proceeds from such casualty or condemnation (including insurance) are used to replace or rebuild the lost or condemned assets within the time period specified in subsection 2.10(f)), (e), (f), (g), (h), (i), (j), (k) or (l).

              "Assignment": the Assignment dated February 26, 1993 made by the Borrower in favor of the Agent for the ratable benefit of the Lenders and acknowledged and consented to by DuPont, as the same may be amended, supplemented or otherwise modified from time to time.

              "Assignee": as defined in subsection 12.6(c).

              "Assignment and Acceptance": an assignment and acceptance entered into by a Lender or an assignee, substantially in the form of Exhibit E.

              "AT&T Acquisition": the acquisition by the Borrower of the electronic connector business of AT&T pursuant to the Acquisition Agreement dated as of May 20, 1994 between the Borrower and AT&T.

              "AT&T Assignment": the Assignment dated as of May 23, 1994 made by the Borrower in favor of the Agent for the ratable benefit of the Lenders and acknowledged and consented to by AT&T, as the same may be amended, supplemented or otherwise modified from time to time.

              "AT&T Supply Agreement": the Supply Agreement, dated as of May 23, 1994, between AT&T and the Borrower in substantially the form of
       Exhibit 6.2.9 to the AT&T Acquisition Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

              "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Revolving Credit Lender's Revolving Credit Commitment over (b) the aggregate of (i) the aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Revolving Credit Lender, (ii) an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans, provided that for purposes of calculating Available Revolving Credit Commitments pursuant to subsection 2.4 such amount shall be zero, and (iii) an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the Letter of Credit Outstandings at such time; collectively, as to all the Lenders, the "Available Revolving Credit Commitments".

              "BMBV":  Berg Electronics Manufacturing, B.V.

              "Borrower":  as defined in the preamble to this Agreement.

              "Borrower's Share of Excess Cash Flow": at any particular date, an amount equal to 50% of the aggregate amount of the Excess Cash Flow of the Borrower and its Subsidiaries for the completed fiscal years of the Borrower ending on or after December 31, 1996 (with Excess Cash Flow calculated for purposes of this definition as though the reference in clause (b)(i) of the definition thereof to Permitted Acquisitions were deleted).

              "Borrower Domestic Pledge Agreement": the Pledge Agreement, dated as of February 26, 1993, made by the Borrower in favor of the Agent for the ratable benefit of the Lenders, as the same has been or may be amended, supplemented or otherwise modified from time to time.

              "Borrower Note Pledge Agreement": the Note Pledge Agreement, dated as of February 26, 1993, made by the Borrower in favor of the Agent for the ratable benefit of the Lenders, as the same has been or may be amended, supplemented or otherwise modified from time to time.

              "Borrower Redemption": the redemption by the Borrower of $30,000,000 of its outstanding Subordinated Debentures for approximately $34,400,000 in connection with the Recapitalization.

              "Borrower Patent Security Agreement": the Patent Security Agreement dated as of May 23, 1994 made by the Borrower in favor of the Agent for the ratable benefit of the Lenders, as the same has been or may be amended, supplemented or otherwise modified from time to time.

              "Borrower Security Agreement": the Security Agreement, dated as of February 26, 1993, made by the Borrower in favor of the Agent for the ratable benefit of the Lenders, as amended by the Amendment to the Borrower Security Agreement, and as the same may be further amended, supplemented or otherwise modified from time to time.

              "Borrower Tender": the tender or purchase or other acquisition by the Borrower for up to all of the $70,000,000 remaining Subordinated Debentures for approximately $82,400,000 in connection with the Recapitalization.

              "Borrower Trademark Security Agreement": the Trademark Security Agreement dated as of May 23, 1994 made by the Borrower in favor of the Agent for the ratable benefit of the Lenders, as the same has been or may be amended, supplemented or otherwise modified from time to time.

              "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3, 2.8 or 2.13 as a date on which the Borrower requests Lenders to make Loans hereunder.

              "Business": the business of manufacturing, designing, marketing and selling electric and/or electronic connectors, connector systems and cable assemblies.

              "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealing in Dollar deposits in the London interbank market.

              "BV Licensee": Berg Electronics Distributor, B.V., a Netherlands corporation.

              "Capital Expenditures": expenditures (including, without limitation, obligations created under Financing Leases and in respect of other Indebtedness in the year in which created or incurred but excluding payments made thereon (other than Financing Leases entered into as permitted by subsection 8.12 to the extent previously included in the determination of Capital Expenditures)) of the Borrower and its Subsidiaries in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired (w) in connection with normal replacement and maintenance programs properly expensed in accordance with GAAP, (x) with the proceeds of any casualty insurance or condemnation award (with such expenditures to be made, to the extent that subsection 2.10(f) is applicable thereto, in accordance with subsection 2.10(f)), (y) with the cash proceeds of any asset sale made pursuant to subsection 8.6(c) or with the cash proceeds of any asset sale made pursuant to subsection 8.6(e), in either case, applied or contractually committed to be applied within 180 days from receipt of such proceeds or (z) in any Permitted Acquisition).

              "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

              "C/D Assessment Rate": for any day as applied to the Base CD Rate, the net annual assessment rate (rounded upward to the nearest 1/100th of 1%) determined by Chase to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of Chase in the United States.

              "C/D Reserve Percentage": for any day as applied to the CD Base Rate, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a three month maturity and in an amount of $100,000 or more.

              "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers acceptances and repurchase agreements of any commercial bank which has capital and surplus in excess of $100,000,000 having maturities of one year or less from the date of acquisition, (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Corporation or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (d) money market accounts or funds with or issued by Qualified Issuers and (e) short-term demand deposits with reputable depositary institutions made outside of the United States by Foreign Subsidiaries in the ordinary course of business.

              "Change in Control": (a) HMTF, Mills and Partners and management of Holdings together with their Affiliates (the "Control Group") shall cease to own of record and beneficially an amount of common stock of Holdings equal to at least 25% of the amount of common stock of Holdings owned by the Control Group of record and beneficially as of the Closing Date, (b) any Person or related group (as defined in Rule 13(d) under the Exchange Act), excluding the Control Group, shall be or become the "beneficial owner" (as defined in Rules 12(d)-3 and 13(d)-5 under the Exchange Act) directly or indirectly, of a greater percentage of the outstanding common stock of Holdings than is owned beneficially by the Control Group, (c) the board of directors of Holdings shall not consist of a majority of Continuing Directors, (d) Holdings shall cease to own and control, of record and beneficially 100% of each class of outstanding Capital Stock of the Borrower, (e) the Borrower shall cease to own and control, of record and beneficially, the percentage of each class of outstanding Capital Stock of each of its Subsidiaries as set forth on Schedule 5.14 (unless any such Subsidiary is dissolved or merged out of existence, in each case as permitted by subsection 8.5), free and clear of all Liens (except Liens created by the Pledge Agreements), or (f) the Borrower or any Subsidiary of the Borrower shall issue any Capital Stock (or any security convertible into any of its Capital Stock) (other than directors' qualifying shares of any Subsidiary) which is not pledged to the Agent for the ratable benefit of the Lenders, provided that only 65% of the common stock of Connector Systems Korea Ltd. or any Foreign Subsidiary which is a Subsidiary of Intermediate Holdings need be so pledged.
              "Chase":  The Chase Manhattan Bank.

              "Closing Date": the date on which the Lenders made their initial Loans under the Existing Credit Agreement.

              "Code": the Internal Revenue Code of 1986, as amended from time to time.

              "Commitment Fee Percentage": initially 1/4% per annum, and thereafter the rate per annum as set forth below based on the ratio set forth below as of the most recently completed fiscal quarter:

                                                 Commitment
                                                 Fee
           Ratio                                 Percentage
           -----                                 ------------------
           Leverage Ratio greater than                 0.3750%
           3.25:1.00 ("Level I")

           Leverage Ratio less than or equal           0.3000%
           to 3.25:1.00
           ("Level II")

           Leverage Ratio less than or equal           0.2500%
           to 3.00:1.00 ("Level III")

           Leverage Ratio less than or equal           0.2500%
           to 2.75:1.00 ("Level IV")

           Leverage Ratio less than or equal           0.2000%
           to 2.00:1.00 ("Level V")

           Leverage Ratio less than or equal           0.1875%
           to 1.75:1.00 ("Level VI")

       For purposes of the foregoing, the Commitment Fee Percentage for any date shall be determined by reference to the Leverage Ratio as of the last day of the Borrower's fiscal quarter most recently ended as of such date and any change in the Commitment Fee Percentage shall become effective upon the delivery to the Agent of a certificate of a Responsible Officer of the Borrower with respect to the financial statements to be delivered contemporaneously pursuant to subsection 7.1 for the most recently ended fiscal quarter setting forth in reasonable detail the calculation of the Leverage Ratio for and at the end of such fiscal quarter; Notwithstanding the foregoing, at any time during which the Borrower has failed to deliver its financial statements with respect to a fiscal period following the date the delivery thereof is due, the Leverage Ratio shall be deemed, solely for the purposes of this definition, to be at Level I, until such time as Borrower shall deliver such financial statements.

              "Commitment Percentage": as to any Lender, its Revolving Credit Commitment Percentage or Term Loan Commitment Percentage, as the case may be.

              "Commitments": the collective reference to the Revolving Credit Commitments, the Swing Line Commitment, the Term Loan Commitment and the L/C Commitment; individually, a "Commitment".

              "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

              "Consolidated Current Assets": at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "Total Current Assets" (or any like caption) on a consolidated balance sheet of Holdings and its Subsidiaries at such date, except that there shall be excluded therefrom cash and Cash Equivalents.

              "Consolidated Current Liabilities": at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "Total Current Liabilities" (or any like caption) on a consolidated balance sheet of Holdings and its Subsidiaries at such date, except that there shall be excluded therefrom the current portion of (a) all Loans and (b) all long-term Indebtedness for borrowed money (which shall include Indebtedness in respect of Financing Leases), in each case, to the extent included therein.

              "Consolidated EBITDA": for any period, with respect to any Person, Consolidated Net Income of such Person for such period plus, (A) without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of
       (i) total income and franchise tax expense, (ii) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions and discounts and other fees and charges associated with Indebtedness, (iii) depreciation and amortization expense, (iv) amortization of intangibles (including, but not limited to, goodwill) and organization costs (including, with respect to the

       Borrower, costs associated with the Acquisition), (v) noncash charges for pension and retiree benefits, (vi) any extraordinary and unusual losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) other than any loss from any discontinued operation and (vii) other non cash charges (including, but not limited to, noncash currency exchange losses) deducted in determining Consolidated Net Income minus, (B) the sum of (i) any extraordinary and unusual gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) other than any income from discontinued operations, (ii) cash payments made in respect of pension and retiree benefits which are not included in the calculation of Consolidated Net Income and (iii) other non cash credits or gains (including, but not limited to, noncash currency exchange gains) included in such Consolidated Net Income.

              "Consolidated Net Income": for any period, with respect to any Person, the amount which, in conformity with GAAP, would be set forth opposite the caption "Net Income" (or any similar caption) on a consolidated statement of operations of such Person and its Subsidiaries for such period.

              "Consolidated Total Debt": as to any Person, all consolidated Indebtedness of such Person.

              "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets at such date over Consolidated Current Liabilities at such date.

              "Contex":  Contex Electronics, Inc., a Delaware corporation.

              "Contex Acquisition": the acquisition by Harbor of the assets and assumption of certain liabilities of Tri-Tec Engineering Corporation, a Delaware corporation ("Tri-Tec"), and Mold-Con, Inc., a Delaware corporation ("Mold-Con"), pursuant to the Contex Acquisition Agreement for a purchase price of $9,000,000 (subject to adjustment pursuant to the Contex Acquisition Agreement).

              "Contex Acquisition Agreement": the Agreement of Purchase and Sale, dated as of March 11, 1994, by and among the Borrower, Harbor, Buffton Corporation, Contex, Tri-Tec and Mold-Con, together with all schedules and exhibits thereto.

              "Continuing Directors": the directors of Holdings on the Closing Date and each other director, if in each case, such other director's nomination for election to the board of directors of Holdings is recommended by a majority of the then Continuing Directors or such other director receives the vote of HMTF.

              "Contract Manufacturing Agreements": the Agreements, dated as of February 17, 1993, between Offshore Techco and Berg Electronics Manufacturing, B.V. and between Berg Electronics Manufacturing, B.V. and Berg Electronics (France) S.A., as the same may be amended, supplemented or otherwise modified from time to time (individually, a "Contract Manufacturing Agreement").

              "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

              "Credit Parties": the collective reference to Holdings, the Borrower and each of their respective Subsidiaries which from time to time is a party to any Loan Document.

              "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

              "Dollars" and "$": dollars in lawful currency of the United States of America.

              "Domestic Subsidiary": any Subsidiary of the Borrower or Holdings other than a Foreign Subsidiary.

              "Domestic Subsidiary Guarantee": the Guarantee to be made by the Domestic Subsidiaries of the Borrower in favor of the Agent, for the ratable benefit of the Lenders, substantially in the form of Exhibit B-1 to the Existing Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

              "Domestic Subsidiary Security Agreement": the Security Agreement, dated as of February 26, 1993, made by US Techco, Harbor, Socket and Specialty in favor of the Agent for the ratable benefit of the Lenders, as the same has been or may be amended, supplemented or otherwise modified from time to time.

              "DuPont": E.I. du Pont de Nemours and Company and certain of its Subsidiaries and Affiliates.

              "Environmental Laws": any applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

              "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the

       Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

              "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chase is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

              "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

              "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                ---------------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

              "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

              "Excess Cash Flow": for any fiscal year of Holdings, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year, (ii) the Net Cash Proceeds received by Holdings and its Subsidiaries during such fiscal year from the issuance of any debt securities (other than Indebtedness permitted under subsection 8.2 of this Agreement) and from Asset Sales, (iii) the amount of returned surplus assets of any Plan during such fiscal year to the extent not included in Consolidated Net Income to determine Consolidated EBITDA for such fiscal year, (iv) decreases in Consolidated Working Capital of Holdings and its Subsidiaries for such fiscal year, (v) the amount of any refund received by Holdings and its Subsidiaries on taxes paid by Holdings and its Subsidiaries and (vi) extraordinary cash gains to the extent subtracted or otherwise not included in Consolidated Net Income to determine Consolidated EBITDA for such fiscal year over (b) the sum, without duplication, of (i) the aggregate amount of Capital Expenditures and Permitted Acquisitions in cash made by the Borrower and its Subsidiaries during such fiscal year and permitted hereunder, (ii) the aggregate amount of all reductions of the Revolving Credit Commitments (other than pursuant to subsection 2.5(b)) to the extent accompanied by prepayments of the Revolving Credit

       Loans or payments or prepayments of the Term Loans during such fiscal year pursuant to subsection 2.7, subsection 2.9 or subsection 2.10(a) or
       (b), (iii) the aggregate amount of payments of principal in respect of any Indebtedness permitted hereunder during such fiscal year (other than under this Agreement), (iv) increases in Consolidated Working Capital of Holdings and its Subsidiaries for such fiscal year, (v) cash interest expense of Holdings and its Subsidiaries for such fiscal year, (vi) taxes actually paid in such fiscal year or to be paid in the subsequent fiscal year on account of such fiscal year to the extent added to Consolidated Net Income to determine Consolidated EBITDA for such fiscal year, (vii) extraordinary cash losses to the extent added to Consolidated Net Income to determine Consolidated EBITDA for such fiscal year and (viii) the amount of all cash dividends or other direct payments paid by the Borrower to or for the benefit of Holdings to the extent permitted by subsection 8.7(a) (other than 8.7(a)(v)) to the extent not subtracted in the determination of Consolidated Net Income of Holdings for such fiscal year. Notwithstanding the foregoing, all payments made and receipts received in connection with the Recapitalization shall not be included in the calculation of Excess Cash Flow.

              "Exchange Act":  the Securities Exchange Act of 1934, as amended.

              "Existing Credit Agreement": as defined in the preamble to this Agreement.

              "Existing Lenders": as defined in the recitals to this Agreement.

              "Facilities": the Term Loan Facility and the Revolving Credit Facility.

              "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

              "First Amendment: The First Amendment, dated as of December 18, 1996, to the Existing Credit Agreement.

              "Foreign Pledge Agreements": the various Pledge Agreements made by the Borrower, Intermediate Holdings, and Connector Systems U.S., Inc. in favor of the Agent for the ratable benefit of the Lenders, with respect to the Capital Stock of Foreign Subsidiaries, as the same have been or may be amended, supplemented or otherwise modified from time to time (each, a "Foreign Pledge Agreement").

              "Foreign Subsidiary": any Subsidiary of the Borrower or Holdings which is organized under the laws of any jurisdiction outside of the United States of America.

              "Foreign Subsidiary Guarantees": each of the Guarantees, dated as of February 26, 1993, executed by each Foreign Subsidiary which borrows pursuant to a Subsidiary Note other than Berg Electronics Canada, Inc. in favor of the Borrower, as the same may be amended, supplemented or otherwise modified from time to time.

              "Foreign Subsidiary Indebtedness Guarantee": any guarantee made by the Borrower to any Lender or Affiliate of any Lender of any unsecured Indebtedness of a Foreign Subsidiary permitted to be incurred pursuant to subsection 8.2(i)(ii) owing to such Lender or Affiliate of such Lender.

              "French Note": a twenty-year interest-bearing note of the government of France representing the deferred payment of 13,420,000 French francs of value added tax receivables.

              "GAAP": the generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of the Borrower as of the date of determination except that for purposes of subsection 8.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in subsection 5.1. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" means: changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

              "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

              "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent,
       (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds
       (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
       (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the board of directors of such Person in good faith.

              "Guarantees": the collective reference to the Holdings Guarantee, the Domestic Subsidiary Guarantee and the Foreign Subsidiary Guarantees.

              "Harbor": Harbor Electronics, Inc., a Delaware corporation and a wholly-owned subsidiary of the Borrower.

              "Harbor Acquisition": the acquisition by Harbor of all of the assets of, and the assumption of certain liabilities of, Harbor Electronics, Inc., a Connecticut corporation, pursuant to the Harbor Acquisition Agreement for a purchase price not in excess of $11,500,000.

              "Harbor Acquisition Agreement": the Acquisition Agreement, dated as of July 26, 1993, between Harbor and Harbor Electronics, Inc., a Connecticut corporation, together with all schedules and exhibits thereto.

              "Hedging Agreement": any hedging agreement or arrangement entered into for the purpose of hedging the Borrower's exposure to the foreign currency or commodities risks, and not for speculative purposes, to or under which the Borrower is a party or beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof in the ordinary course of business.

              "HMTF":  Hicks, Muse, Tate & Furst Incorporated.

              "Holdings":  as defined in the preamble to this Agreement.

              "Holdings Guarantee": the guarantee made by Holdings in favor of the Agent for the ratable benefit of the Lenders in Section 11 of this Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

              "Holdings Pledge Agreement": the pledge agreement, dated as of February 26, 1993, made by Holdings in favor of the Agent for the ratable benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

              "Holdings Redemption": the redemption by Holdings of all its outstanding Series B Preferred Stock for approximately $51,100,000 and 50% of its outstanding Series E Preferred Stock for approximately $44,500,000 in connection with the Recapitalization.

              "Holdings Tender": the tender or purchase or other acquisition by Holdings for up to all of its remaining Series E Preferred Stock for approximately $48,000,000 in connection with the Recapitalization.

              "Hong Kong Joint Venture": a joint venture at least 90% owned by the Borrower in Hong Kong created for the purpose of owning the PRC Subsidiary.

              "Huntingdon County Financing": the financings by the State of Pennsylvania (or any agency or instrumentality thereof) of up to $14,000,000 in the aggregate of the construction and related costs of the Huntingdon County Plant and of the expansion to the Valley Green, Pennsylvania facility, for at least 15 years at an average interest rate not in excess of 4% per annum.

              "Huntingdon County Plant": the Borrower's facility to be located in Huntingdon County, Pa."

              "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, which are not more than 90 days past due) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Financing Leases, (c) all obligations of such Person in respect of bankers' acceptances or similar instruments issued or created for the account of such Person, and (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (limited to the lesser of the value of the property encumbered by such Lien or the amount of the Indebtedness secured by such Lien).

              "Indemnified Liabilities":  as defined in subsection 12.5.

              "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

              "Insolvent":  pertaining to a condition of Insolvency.

              "Intellectual Property":  as defined in subsection 5.9.

              "Intercompany Agreements": the collective reference to the Contract Manufacturing Agreements, the Licenses, the R&D Agreements and related intercompany transfers of goods made in the ordinary course of business.

              "Interest Coverage Ratio": for any period, with respect to Holdings, the ratio of (a) Consolidated EBITDA to (b) consolidated cash interest expense (including, without limitation, the interest component of Financing Lease payments) of Holdings and its Subsidiaries (including fees payable on account of letters of credit but excluding amortization of debt discount (including discount of liabilities and reserves established under Accounting Principles Board Opinion No. 16 as in effect on the date hereof) and costs of debt issuance).

              "Interest Payment Date": (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December and, if such Alternate Base Rate Loan is a Term Loan, the date of each payment of principal thereof, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and
       (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof, after the first day of such Interest Period as well as the last day of such Interest Period.

              "Interest Period":  with respect to any Eurodollar Loan:

                       (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six or, if available to all Lenders, nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                       (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or, if available to all Lenders, nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

       provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                     (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest

              Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                     (ii) no Interest Period shall extend beyond the Revolving Credit Termination Date in the case of Revolving Credit Loans or the date final payment is due on the Term Loans in the case of the Term Loans;

                     (iii) no Interest Period with respect to the Term Loans shall extend beyond any date upon which repayment of principal thereof is required to be made pursuant to subsection 2.7 if, after giving effect to the selection of such Interest Period, the aggregate principal amount of such Loans with Interest Periods ending after such date would exceed the aggregate principal amount of such Loans permitted to be outstanding after such scheduled repayment; and

                     (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

              "Interest Rate Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

              "Intermediate Holdings": Berg Holdings U.S., Inc., a Delaware corporation.

              "Intermediate Holdings Pledge Agreement": the Pledge Agreement, dated as of February 26, 1993, made by Intermediate Holdings in favor of the Agent, for the ratable benefit of the Lenders, as the same has been or may be amended, supplemented or otherwise modified from time to time.

              "Investment":  as defined in subsection 8.9.

              "IPO": the initial public sale by Holdings of its common stock in connection with the Recapitalization.

              "IPO Proceeds":  the gross cash proceeds of the IPO.

              "Issuing Lender": Chase or any of its Affiliates, in its capacity as issuer of each Letter of Credit.

              "L/C Commitment": the Issuing Lender's obligation to open Letters of Credit pursuant to Section 3 of this Agreement.

              "L/C Obligation": the obligation of the Borrower to reimburse the Issuing Lender in accordance with the terms of this Agreement and the related Letter of Credit Application for any payment made by the Issuing Lender under any Letter of Credit.

              "L/C Participating Interest": with respect to any Letter of Credit (a) in the case of the Issuing Lender with respect thereto, its interest in such Letter of Credit and any Letter of Credit Application relating thereto after giving effect to the granting of participating interests therein, if any, pursuant hereto and (b) in the case of each Participating Lender, its undivided participating interest in such Letter of Credit and any Letter of Credit Application relating thereto.

              "L/C Participation Certificate": a certificate in substantially the form of Exhibit C.

              "Lender":  as defined in the preamble to this Agreement.

              "Letter of Credit": any Standby L/C or Trade L/C, collectively, the "Letters of Credit".

              "Letter of Credit Application": with respect to (a) a Standby L/C, a Standby L/C Application and (b) a Trade L/C, a Trade L/C Application; collectively, the "Letter of Credit Applications".

              "Letter of Credit Outstandings": at any date, the sum of (a) the aggregate amount then available to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

              "Leverage Ratio": at any particular date, the ratio of Consolidated Total Debt of Holdings and its Subsidiaries as at such date to Consolidated EBITDA of Holdings and its Subsidiaries for the period of four consecutive calendar quarters, ended on or immediately prior to such date, provided that if any Permitted Acquisition has been made after the beginning of such period, Consolidated EBITDA shall be calculated for purposes of the definition on a pro forma basis for such period (assuming consummation of each Permitted Acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of each period).

              "Licenses": the collective reference to (a) the license agreement, dated as of February 24, 1993 between Offshore Techco and BV Licensee and (b) the license agreements, dated as of February 24, 1993 between BV Licensee and certain Foreign Subsidiaries, as each of the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

              "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

              "Loan":  any loan made by any Lender pursuant to this Agreement.

              "Loan Documents": the collective reference to this Agreement, the Notes, the Letters of Credit, the Letter of Credit Applications, the Holdings Guarantee, the Domestic Subsidiary Guarantee and the Security Documents.

              "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole, (b) the ability of Holdings, the Borrower and each of their Subsidiaries to perform their respective obligations under this Agreement or any of the other Loan Documents or the Acquisition Documents or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

              "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

              "MDFC Transaction": the leasing transaction entered into pursuant to the Equipment Lease Agreement, dated as of January 26, 1994, between MDFC Equipment Leasing Corporation and the Borrower providing for the sale and leaseback of the Borrower's 1971 Gulf Stream II (serial number
       0099) jet aircraft.

              "Mortgage": the fee mortgage dated as of February 26, 1993 made by the Borrower in favor of the Agent, for the ratable benefit of the Lenders, as amended by the Amendment to the Mortgage, and as the same may be amended, supplemented or otherwise modified from time to time.

              "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

              "Net Cash Proceeds": (a) in connection with any Asset Sale (including any sale and leaseback of assets) or mortgage of real property, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or mortgage net of all reasonable attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, required debt payments (other than pursuant hereto) and other customary fees actually incurred and satisfactorily documented in connection therewith and net of taxes paid or payable as a result thereof and net of purchase price adjustments reasonably expected to be payable in connection therewith and (b) in connection with any issuance by Holdings or any of its Subsidiaries of debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance, net of all reasonable investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses, actually incurred and satisfactorily documented in connection therewith.

              "Non Funding Lender": as defined in subsection 4.4(c).

              "Notes": the collective reference to the Revolving Credit Notes, the Swing Line Note and the Term Notes.

              "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Borrower to the Agent, the Issuing Bank or to the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes or the other Loan Documents or any Interest Rate Agreement or Hedging Agreement entered into with a Lender or any Foreign Subsidiary Indebtedness Guarantee and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement) or otherwise.

              "Offshore Techco": Connector Systems Technology, N.V., a Netherlands Antilles corporation.

              "Original Closing Date":  February 26, 1993.

              "Original Credit Agreement": the Amended and Restated Credit Agreement, dated as of May 23, 1994 among the Borrower, Holdings, the several banks and other financial institutions from time to time parties thereto, and Chemical Bank (now known as The Chase Manhattan Bank) as Agent, as amended.

              "Other Taxes": any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction.

              "P-Note Transaction": any transaction or arrangement in which a Foreign Subsidiary doing business in the Asia-Pacific region sells or assigns, in the ordinary course of business, note or accounts receivable, together with any related rights (collectively, "P-Notes") from customers of such Foreign Subsidiary doing business in the Asia-Pacific region with or without recourse to such Foreign Subsidiary for cash consideration (in Japanese Yen or otherwise).

              "Participant":  as defined in subsection 12.6(b).

              "Participating Lender": any Revolving Credit Lender (other than the Issuing Lender) with respect to its L/C Participating Interest in a Letter of Credit.

              "Patent Security Agreement": the Patent Security Agreement, dated as of February 26, 1993, made by US Techco and Harbor in favor of the Agent, for the ratable benefit of the Lenders, as the same has been and may be amended, supplemented or otherwise modified from time to time.

              "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

              "Permanent Preferred Stock": the Class E Preferred Stock of Holdings.

              "Permitted Acquisition": the acquisition by the Borrower or a Subsidiary of a business related to the Business, as approved by the Board of Directors of the Borrower.

              "Permitted Acquisition Documents": the agreements between the Borrower and any of its Subsidiaries on one hand, and the seller(s) on the other hand, in any Permitted Acquisition relating to such Permitted Acquisition.

              "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

              "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

              "Pledge Agreements": the collective reference to the Holdings Pledge Agreement, the Borrower Domestic Pledge Agreement, the Borrower Note Pledge Agreement, the Intermediate Holdings Pledge Agreement and the Foreign Pledge Agreements.

              "Pledged Stock":  as defined in each Pledge Agreement.

              "PRC Subsidiary": a Foreign Subsidiary of the Hong Kong Joint Venture organized under the laws of the People's Republic of China.

              "Preferred Stock": the collective reference to the Permanent Preferred Stock and the Seller Preferred Stock.

              "Pro Forma Balance Sheet": as defined in subsection 5.1(b).

              "Properties":  as defined in subsection 5.16.

              "Qualified Issuer": any commercial bank (a) which has capital and surplus in excess of $100,000,000 and (b) the outstanding short-term debt securities of which are rated at least A-2 by Standard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

              "R&D Agreements": the Agreements dated as of February 17, 1993 between (i) Offshore Techco and each of Berg Electronics Manufacturing, B.V., Berg Electronics (France) S.A., Berg Electronics Taiwan, Ltd., Berg Electronics Singapore PTE Ltd. and Connector Systems Korea Ltd. and
       (ii) US Techco, the Borrower and Berg Electronics Japan K.K., as the same may be amended, supplemented or otherwise modified from time to time (individually, an "R&D Agreement").

              "Recapitalization": a series of transactions consummated by the Borrower and Holdings on or about March 6, 1996 consisting of (i) the Holdings Redemptions, (ii) the Borrower Redemption, (iii) the Refinancing, (iv) the Holdings Tender and/or the (v) the Borrower Tender.

              "Refinancing": the repayment by the Borrower, pursuant to the Existing Credit Agreement, of all amounts outstanding under, and the termination of all its obligations under, the Original Credit Agreement.

              "Refunded Swing Line Loans":  as defined in subsection 2.13(c).

              "Register":  as defined in subsection 12.6(d).

              "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

              "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
       Section 4241 of ERISA.

              "Reportable Event": any of the events set forth in Section 4043(b) of ERISA and the regulations thereunder, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

              "Required Lenders": at any date, the holders of more than 50% of the sum of aggregate unpaid principal amount of the Loans (other than the Swing Line Loan) plus the aggregate Available Revolving Credit Commitments plus the Letter of Credit Outstandings.

              "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

              "Responsible Officer": as to any Person, the chief executive officer, the president, any vice president, the chief financial officer, the controller, the treasurer, any assistant treasurer, the secretary or any assistant secretary of such Person.

              "Restricted Payments":  as defined in subsection 8.7.

              "Revolving Credit Commitment": as to any Revolving Credit Lender, its obligation to make Revolving Credit Loans to the Borrower pursuant to subsection 2.1 and to participate in Swing Line Loans and Letters of Credit in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Revolving Credit Lender's name in Schedule 1.1 under the heading "Revolving Credit Commitment", as such amount may be reduced from time to time as provided herein; collectively, as to all the Revolving Credit Lenders, the "Revolving Credit Commitments".

              "Revolving Credit Commitment Percentage": as to any Revolving Credit Lender, the percentage of the aggregate Revolving Credit Commitments constituted by its Revolving Credit Commitment.

              "Revolving Credit Commitment Period": the period from and including the Closing Date to but not including the Revolving Credit Commitment Termination Date.

              "Revolving Credit Commitment Termination Date":  the earlier of
       (a) June 30, 2003 or, if such date is not a Business Day, the Business Day next preceding such date and (b) such earlier date, if any, upon which the Revolving Credit Commitments shall be terminated pursuant hereto.

              "Revolving Credit Facility": the $300,000,000 senior secured revolving credit facility provided by the Lenders to the Borrower hereunder.

              "Revolving Credit Lender": any Lender having a Revolving Credit Commitment or that holds outstanding Revolving Credit Loans or L/C Participating Interests hereunder.

              "Revolving Credit Loan" and "Revolving Credit Loans": as defined in subsection 2.1(a).

              "Revolving Credit Note" and "Revolving Credit Notes": as defined in subsection 2.2.

              "Secured Subsidiary Borrower": each of BV Licensee, Offshore Techco, Connector Systems, B.V., Berg Electronics Manufacturing, B.V., Berg Electronics (France) S.A., Berg Electronics Taiwan, Ltd., Berg Electronics Singapore PTE Ltd., Connector Systems Korea Ltd., Berg Electronics Japan K.K. and each other Foreign Subsidiary designated by the Agent in writing to the Borrower as a Secured Subsidiary Borrower, provided at the time of such designation such Foreign Subsidiary has assets worth at least $5,000,000.

              "Security Agreements": the collective reference to the Borrower Security Agreement and the Domestic Subsidiary Security Agreement.

              "Security Documents": the Pledge Agreements, the Security Agreements, the Mortgages, the Assignment, the AT&T Assignment, the Patent Security Agreement, the Trademark Security Agreement, the Borrower Patent Security Agreement, the Borrower Trademark Security Agreement and any other collateral security document delivered to the Agent pursuant to subsection 7.9, subsection 7.10 or any borrower note pledge agreement delivered pursuant to subsection 8.2(b)(ii); individually a "Security Document".

              "Seller Preferred Stock": the Preferred Stock, liquidation preference $25.00 per share, issued by Holdings to DuPont in connection with the Acquisition.

              "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

              "Socket": Socket Express, Inc., a New Jersey corporation and a wholly-owned subsidiary of the Borrower.

              "Socket Acquisition": the acquisition by the Borrower of all of the Capital Stock of Socket pursuant to the Socket Acquisition Agreement for a purchase price of $4,750,000 (subject to adjustment pursuant to Section 2.3 of the Socket Acquisition Agreement), which consisted of (i) $2,500,000 payable in cash at the closing of the Socket Acquisition and
       (ii) the Socket Notes in the aggregate principal amount of $2,250,000.

              "Socket Acquisition Agreement": the Stock Purchase Agreement, dated as of January 18, 1994, among the Borrower, Socket and the Socket Sellers, together with all schedules and exhibits thereto.

              "Socket Notes": the collective reference to the three unsecured promissory notes of the Borrower in an initial aggregate principal amount of $2,250,000 representing the deferred portion of the purchase price for the Socket Acquisition, which notes are payable to the Socket Sellers in four equal annual installments commencing on the first anniversary of the closing of the Socket Acquisition, and each of which notes is substantially in the form of Exhibit B to the Socket Acquisition Agreement.

              "Socket Sellers": the collective reference to Carol Praet Farley, Richard W. Lamp and Jean Lamp.

              "Solvent" and "Solvency": with respect to any Person on a particular date, that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
       (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

              "Specialty": Specialty Connector Company, a Delaware corporation.

              "Standby L/C": an irrevocable letter of credit issued by the Issuing Lender pursuant to this Agreement for the account of the Borrower in respect of obligations of the Borrower incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which the Borrower is or proposes to become a party in the ordinary course of the Borrower's business, including, without limiting the foregoing, for insurance purposes.

              "Standby L/C Application":  as defined in subsection 3.2.

              "Subordinated Debentures": the $100,000,000 of 11-3/8% Senior Subordinated Debentures due 2003 of the Borrower.

              "Subordinated Debt Documents": the collective reference to the Subordinated Debentures, the indenture relating to the Subordinated Debentures and all agreements or instruments executed in connection with the Subordinated Debentures; individually a "Subordinated Debt Document."

              "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

              "Subsidiary Note": a promissory note of a Subsidiary, substantially in the form of Exhibit A-4 to the Original Credit Agreement, as renewed or extended in accordance with the provisions hereof, evidencing loans made on the Original Closing Date or to be made thereafter by the Borrower or Offshore Techco or Connector Systems, B.V. to such Subsidiary, which in the case of a Secured Subsidiary Borrower is secured by the applicable Subsidiary Security Documents.

              "Subsidiary Security Documents": the collective reference to each security agreement, deed of trust, mortgage and pledge, bond, pledge agreement, general assignment of book debts, transfer of property in stock, and other security documents executed by a Secured Subsidiary Borrower to secure one or more Subsidiary Notes and the Foreign Subsidiary Guarantee made by it.

              "Swing Line Commitment": the Swing Line Lender's obligation to make Swing Line Loans pursuant to subsection 2.13.

              "Swing Line Lender": Chase in its capacity as provider of the Swing Line Loans.

              "Swing Line Loan Participation Certificate": a certificate in substantially the form of Exhibit D.

              "Swing Line Loans":  as defined in subsection 2.13(a).

              "Swing Line Note":  as defined in subsection 2.13(b).

              "Taxes": any and all present or future taxes, levies, imposts, deductions, charges or withholdings, including all liabilities with respect thereto, from, upon, or attributable to payments required to be made under any of the Loan Documents, excluding the following: (i) in the case of each Lender, taxes to the extent that they would not have been imposed if the only connection between such Lender and the jurisdiction imposing such tax were the activities of such Lender pursuant to or in respect of any Loan Document (including, without limitation, entering into, lending money, or extending credit pursuant to, receiving payments under, or enforcing any Loan Document); and (ii) in the case of each Lender, any and all United States withholding taxes payable with respect to payments under any of the Loan Documents other than such withholding taxes imposed as a result of any change in or amendment to the laws of the United States or any political subdivision or taxing authority thereof or therein affecting taxation (including any regulation or ruling proposed or promulgated thereunder and any treaty provisions) or any change in the official application, enforcement or interpretation of such laws, regulations, rulings or treaties or any other action taken by a taxing authority or a court of competent jurisdiction, which change, amendment, application, enforcement, interpretation or action becomes effective after the date hereof; provided, that under no circumstances shall the term "Taxes" include any United States withholding taxes that are creditable against (a) such Lender's United States federal income tax liability (in the case of a Lender that is a United States person within the meaning of Section 7701(a)(30) of the Code) or (b) the United States federal income tax liability attributable to the taxable income of such Lender that is effectively connected with the conduct of a trade or business within the United States (in the case of a Lender that is not a United States person within the meaning of Section 7701(a)(30) of the
       Code).

              "Term Loan Commitment": as to any Term Loan Lender, its obligation pursuant to Section 2.6 of the Existing Credit Agreement to make Term Loans to the Borrower during the period that began on the Closing Date and ended on June 30, 1996.

              "Term Loan Commitment Percentage": as to any Term Loan Lender, the percentage of the aggregate outstanding Term Loans constituted by its Term Loans.

              "Term Loan Facility": the $250,000,000 six year senior secured term loan facilities provided for herein.

              "Term Loan Lender":  any Lender that holds outstanding Term
       Loans.

              "Term Loan Termination Date": June 30, 2003 or, if such date is not a Business Day, the Business Day next preceding such date.

              "Term Loans":  as defined in subsection 2.6(a).

              "Term Note":  as defined in subsection 2.7.

              "Trade L/C": a commercial documentary letter of credit issued by the Issuing Lender pursuant to subsection 3.1 for the account of the Borrower for the purchase of goods in the ordinary course of business.

              "Trade L/C Application":  as defined in subsection 3.2.

              "Trademark Security Agreement": the Trademark Security Agreement, dated as of February 26, 1993, made by US Techco and Harbor in favor of the Agent, for the ratable benefit of the Lenders, as the same has been or may be amended, supplemented or otherwise modified from time to time.

              "Tranche": the reference to Eurodollar Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "Eurodollar Tranches".

              "Transferee":  as defined in subsection 12.6(f).

              "Type": as to any Loan, its nature as an Alternate Base Rate Loan or a Eurodollar Loan.

              "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments thereof.

              "US Techco": Berg Technology, Inc., a Nevada corporation and a Wholly-Owned Subsidiary of the Borrower.

              "Wholly Owned Subsidiary": as to any Person, any Subsidiary of which such Person owns, directly or indirectly, all of the Capital Stock of such Subsidiary other than directors' qualifying shares or any shares held by nominees.

              1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

              (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to Holdings and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

              (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

              (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                  SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

              2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans (each, a "Revolving Credit Loan", collectively, "Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding, when added to such Revolving Credit Lender's Revolving Credit Commitment Percentage of all Letter of Credit Outstandings and outstanding Swing Line Loans, not to exceed the amount of such Revolving Credit Lender's Revolving Credit Commitment less such Revolving Credit Lender's Revolving Credit Commitment Percentage of any working capital facility described in subsection 8.2(i), to the extent that it is not supported by a Letter of Credit as described in subsection 8.2(i)(i). During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

              (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with subsections 2.3 and 2.11; provided Revolving Credit Loans made on the Amendment and Restatement Effective Date shall be made as Alternate Base Rate Loans.

              2.2 Revolving Credit Notes. The Revolving Credit Loans made by each Revolving Credit Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-1, with appropriate insertions as to payee, date and principal amount (a "Revolving Credit Note", collectively, the "Revolving Credit Notes"), payable to the order of such Revolving Credit Lender and in a principal amount equal to the lesser of (a) the amount of the initial Revolving Credit Commitment of such Revolving Credit Lender and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Revolving Credit Lender. Each Revolving Credit Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Revolving Credit Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure by any Revolving Credit Lender to make any such recordation shall not affect any of the obligations of the Borrower under such Revolving Credit Note or this Agreement. Each Revolving Credit Note shall (x) be dated the Amendment and Restatement Effective Date, (y) be stated to mature on the Revolving Credit Commitment Termination Date and (z) provide for the payment of interest in accordance with subsection 4.1.

              2.3  Procedure for Revolving Credit Borrowing.   The Borrower may
borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 12:00 P.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof and
(iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Alternate Base Rate Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $250,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in subsection 12.2 prior to 12:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Revolving Credit Lenders and in like funds as received by the Agent.

              2.4 Commitment Fee; Agent Fees. (a) The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee for the period from and including the date hereof to the Revolving Credit Commitment Termination Date, computed at the rate equal to the Commitment Fee Percentage on the average daily Available Revolving Credit Commitment of such Revolving Credit Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December, and on the Revolving Credit Commitment Termination Date.

              (b) The Borrower shall pay to Chase the amounts set forth in the Fee Letter dated as of July 10, 1997 between Chase and the Borrower in the amounts and on the dates set forth therein.

              2.5  Termination or Reduction of Revolving Credit Commitments.
(a) The Borrower shall have the right, upon not less than five Business Days' notice to the Agent, to terminate the Revolving Credit Commitments or, from time to time, reduce the unutilized portion of the amount of the Revolving Credit Commitments, provided that (i) the Revolving Credit Commitments shall not be terminated if any Letters of Credit are outstanding and (ii) any such termination of the Revolving Credit Commitments shall be accompanied by prepayment in full of the Revolving Credit Loans, Swing Line Loans and L/C Obligations then outstanding, together with accrued interest thereon to the date of such prepayment, cancellation of all Letters of Credit and the payment of any unpaid commitment fee then accrued hereunder, and provided, further, that any such termination or reduction of Eurodollar Loans shall be made only on the last day of an Interest Period with respect thereto. Any such reduction shall be in an amount of $500,000, or a whole multiple of $100,000 in excess thereof, and shall reduce permanently the amount of the Revolving Credit Commitments then in effect. Upon termination of the Revolving Credit Commitments, any Letter of Credit then outstanding which has been fully cash collateralized shall no longer be considered a "Letter of Credit" as defined in subsection 1.1, and any L/C Participating Interest heretofore granted by the Issuing Lender to the Revolving Credit Lenders in such Letter of Credit shall be deemed terminated but the letter of credit fees payable under subsection 3.3 shall continue to accrue to the Issuing Lender with respect to such Letter of Credit until the expiry thereof.

              (b) In the case of any reduction of the Revolving Credit Commitments hereunder, to the extent, if any, that the sum of the Revolving Credit Loans, Swing Line Loans and the Letter of Credit Outstandings exceeds the Revolving Credit Commitments as so reduced, the Borrower shall make a prepayment equal to such excess amount, the proceeds of which shall be applied first, to payment of the Swing Line Loans then outstanding, second, to payment of the Revolving Credit Loans then outstanding, third, to payment of any L/C Obligations then outstanding and last, to cash collateralize any outstanding Letter of Credit on terms satisfactory to the Required Lenders.

              (c) The Revolving Credit Commitments once terminated or reduced may not be reinstated.

              2.6 Term Loans. (a) The Borrower acknowledges and confirms that, after giving effect to subsections 6.3(b) and 12.17, the Term Loan Lenders have made term loans (collectively, the "Term Loans") to it in an aggregate principal amount of $250,000,000. The Borrower hereby represents, warrants, agrees, covenants and reaffirms that: (i) it has no (and it permanently and irrevocably waives, and releases the Agent and the Lenders from, any, to the extent arising on or prior to the Amendment and Restatement Effective Date) defense, setoff, claim or counterclaim against the Agent or any Lender in regard to its Obligations in respect of the Term Loans and (ii) reaffirms its obligation to pay the Term Loans in accordance with the terms and provisions of this Agreement and the other Loan Documents.

              (b) The Term Loans may from time to time be (a) Eurodollar Loans, (b) Alternate Base Rate Loans or (c) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with subsections 2.8 and 2.11.

              (c)  [Intentionally Deleted].

              (d)  [Intentionally Deleted].

              2.7 Term Notes. The Term Loan made by each Term Loan Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-2 (a "Term Note") with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Term Loan Lender and in a principal amount equal to the Term Loan Commitment of such Term Loan Lender on the Amendment and Restatement Effective Date. Each Term Loan Lender is hereby authorized to record the date and amount of each payment or prepayment of principal of its Term Loan, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Term Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure by any Term Loan Lender to make any such recordation shall not affect any of the obligations of the Borrower under such Term Note or this Agreement. The Term Note of each Term Loan Lender shall (a) be dated the Amendment and Restatement Effective Date,
(b) be stated to mature on the Term Loan Termination Date, and (c) be repaid in 12 consecutive semi-annual installments, commencing December 31, 1997, in an amount for such installment equal to such Term Loan Lender's Term Loan Commitment Percentage of the amounts set forth below:

                     Date                                Payment
                     ----                                -------
                     December 31, 1997                  $12,500,000
                     June 30, 1998                       12,500,000
                     December 31, 1998                   12,500,000
                     June 30, 1999                       12,500,000
                     December 31, 1999                   18,750,000

                     June 30, 2000                       18,750,000
                     December 31, 2000                   25,000,000
                     June 30, 2001                       25,000,000
                     December 31, 2001                   25,000,000
                     June 30, 2002                       25,000,000
                     December 31, 2002                   31,250,000
                     June 30, 2003                       31,250,000

Each Term Note shall provide for the payment of interest in accordance with subsection 4.1.

              2.8  [Intentionally Deleted].

              2.9 Optional Prepayments. The Borrower may, at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Agent (or one Business Day's notice where only Alternate Base Rate Loans are to be prepaid), specifying the date and amount of prepayment and whether the prepayment is of (i) Eurodollar Loans, Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each and (ii) Term Loans, Revolving Credit Loans or a combination thereof, and if of a combination thereof, the amount allocable to each, provided that unless the Borrower elects to deposit with the Agent the amount of any breakage costs and other Eurodollar Loan related costs to be incurred by the Borrower under this Agreement with respect to the prepayment of such Eurodollar Loan prior to the end of an Interest Period, any such prepayment of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. Upon receipt of any such notice the Agent shall promptly notify each Term Loan Lender or Revolving Credit Lender, as the case may be, thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. The first $10,000,000 of optional prepayments of the Term Loans shall be applied to the installments thereof as the Borrower elects, and thereafter ratably based on the remaining number of payments thereof. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

              2.10 Mandatory Prepayments and Revolving Credit Commitment Reductions. (a) If, subsequent to the Amendment and Restatement Effective Date, unless the Required Lenders and the Borrower shall otherwise agree, Holdings, the Borrower or any of their Subsidiaries shall incur any Indebtedness other than any Indebtedness permitted pursuant to subsection 8.2, 100% of the Net Cash Proceeds thereof shall on the first Business Day after receipt, be applied toward the prepayment of the Loans and reduction of Commitments as set forth in paragraph (d) of this subsection 2.10.

              (b) Unless the Required Lenders shall otherwise agree, if the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale (including the sale and leaseback of assets) or any mortgage of any real property, such Net Cash Proceeds shall, on the first Business Day after receipt, be applied toward the prepayment of the Loans and reduction of Commitments as set forth in paragraph (d) of this subsection 2.10, provided that no such prepayment shall be required with respect to any Asset Sale by a Subsidiary to the extent that: (i) if any amounts are owing by such Subsidiary under a Subsidiary Note, the Net Cash Proceeds realized from such Asset Sale or mortgage are applied, on the first Business Day after receipt, to the repayment of such amounts owing under such Subsidiary Note, and the Borrower, upon its receipt of such payments under the Subsidiary Note, applies (and the Borrower shall so apply) the proceeds thereof toward the prepayment of the Loans as set forth in paragraph (d) of this subsection 2.10; or (ii) if no amounts are owing by such Subsidiary under a Subsidiary Note, the Net Cash Proceeds realized from such Asset Sale or mortgage are applied, on the first Business Day after receipt, to the repayment of amounts owing under any other Subsidiary Note, and the Borrower, upon its receipt of such payments with respect to such other Subsidiary Note or Notes pursuant to the Foreign Subsidiary Guarantee, applies (and the Borrower shall so apply) the proceeds thereof toward the prepayment of the Loans as set forth in paragraph (d) of this subsection 2.10; or (iii) if such Subsidiary is a Foreign Subsidiary and no amounts are owing by any Foreign Subsidiary under any Subsidiary Note, the Net Cash Proceeds realized from such Asset Sale or mortgage are applied to the permanent repayment of Indebtedness of such Foreign Subsidiary permitted under subsection 8.2(c).

              (c)  [Intentionally Deleted].

              (d) All mandatory prepayments shall be applied first to the Term Loans according to the remaining installments of such Loans ratably based on the remaining number of payments thereof and second to the permanent reduction of the Revolving Credit Commitments (and prepayment of Revolving Credit Loans and cash collateralization or replacement of outstanding Letters of Credit). The application of prepayments referred to in the preceding sentence shall be made first to Alternate Base Rate Loans and second to Eurodollar Loans. Mandatory prepayments of the Term Loans may not be reborrowed.

              (e) If at any time the sum of the Revolving Credit Loans, Swing Line Loans and the Letter of Credit Outstandings exceeds the Revolving Credit Commitments less the amount of any working capital facility described in subsection 8.2(i), to the extent that it is not supported by a Letter of Credit as described in subsection 8.2(i)(i) (including at any time after any reduction of the Revolving Credit Commitments pursuant to subsection 2.5 or this subsection 2.10), the Borrower shall make a payment in the amount of such excess which payment shall be applied in the order set forth in subsection 2.5(b).

              (f) If at any time the Borrower or any Subsidiary shall receive any cash proceeds of any casualty or condemnation insurance in excess of $2,000,000 pursuant to subsection 8.6(c), such proceeds shall be deposited with the Agent who shall hold such proceeds in a cash collateral account satisfactory to it. From time to time upon request, the Agent will release such proceeds to the Borrower or such Subsidiary, as necessary, to pay for replacement or rebuilding of the assets lost or condemned. If such assets are not replaced or rebuilt within, or binding contractual commitments to replace or rebuild such assets are not in full force and effect at anytime after, 180 days (subject to reasonable extension for force majeure or weather delays) following the condemnation or casualty, the Agent may apply any amounts in the cash collateral account to the repayment of the Loans in accordance with subsection 2.10(d).

              (g) The provisions of this subsection 2.10 shall not be in derogation of any other covenant or obligation of the Borrower and its Subsidiaries under the Loan Documents and shall not be construed as a waiver of, or a consent to departure from, any such covenant or obligation.

              2.11 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Alternate Base Rate Loans, by giving the Agent at least two Business Days' prior irrevocable notice of such election. The Borrower may elect from time to time to convert Alternate Base Rate Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Term Loan Lender or Revolving Credit Lender, as the case may be, thereof. All or any part of outstanding Eurodollar Loans and Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Alternate Base Rate Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) any such conversion may only be made if, after giving effect thereto, subsection 2.12 shall not have been contravened.

              (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) if, after giving effect thereto, subsection 2.12 would be contravened and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to Alternate Base Rate Loans on the last day of such then expiring Interest Period.

              (c) All Swing Line Loans shall bear interest based at the Alternate Base Rate plus the Applicable Margin, and are not subject to conversion.

              2.12 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $250,000 in excess thereof. There may not be more than 10 Eurodollar Tranches outstanding at any one time.

              2.13 Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $10,000,000, provided that at no time may the sum of the Swing Line Loans, the Revolving Credit Loans and Letter of Credit Outstandings exceed the Revolving Credit Commitments less the amount of any working capital facility described in subsection 8.2(i), to the extent that it is not supported by a Letter of Credit as described in subsection 8.2(i)(i). During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall be made as Alternate Base Rate Loans and shall not be entitled to be converted into Eurodollar Loans. The Borrower shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 3:00 p.m., New York City time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan which shall be in an aggregate minimum amount of $250,000 or a whole multiple of $50,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Borrower at the office of the Swing Line Lender by 3:00 p.m. on the Borrowing Date by crediting the account of the Borrower at such office with such proceeds. The Borrower may at any time and from time to time, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Lender prior to 3:00 p.m. on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $250,000 or a whole multiple of $50,000 in excess thereof.

              (b) The Swing Line Loans shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A-3 to this Agreement, with appropriate insertions (the "Swing Line Note"), payable to the order of the Swing Line Lender and representing the obligation of the Borrower to pay the amount of the Swing Line Commitment or, if less, the unpaid principal amount of the Swing Line Loans, with interest thereon as prescribed in subsection 4.1. The Swing Line Lender is hereby authorized to record the Borrowing Date, the amount of each Swing Line Loan and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Swing Line Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure by the Swing Line Lender to make any such recordation shall not affect any of the obligations of the Borrower under such Swing Line Note or this Agreement. The Swing Line Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Commitment Termination Date and (c) bear interest for the period from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, subsection 4.1.

              (c) The Swing Line Lender, at any time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request each Revolving Credit Lender including the Swing Line Lender, to make a Revolving Credit Loan in an amount equal to such Lender's Revolving Credit Commitment Percentage of the amount of the Swing Line Loans outstanding on the date such notice is given (the "Refunded Swing Line Loans"). Unless any of the events described in paragraph (f) of Section 9 shall have occurred with respect to the Borrower (in which event the procedures of paragraph (e) of this subsection 2.13 shall apply) each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available to the Agent for the account of the Swing Line Lender at the office of the Agent specified in subsection 12.2 prior to 12:00 Noon (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans. Effective on the day such Revolving Credit Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans, shall no longer be due under the Swing Line Note and shall be due under the respective Revolving Credit Notes issued to the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages. The Borrower authorizes the Swing Line Lender to charge the Borrower's accounts with the Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans.

              (d) Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be obligated to make any Swing Line Loans if the conditions set forth in subsections 6.3 (as of the Amendment and Restatement Effective Date) and 6.2 have not been satisfied.

              (e) If prior to the making of a Revolving Credit Loan pursuant to paragraph (c) of subsection 2.13 one of the events described in paragraph
(f) of Section 9 shall have occurred and be continuing with respect to the Borrower, each Revolving Credit Lender will, on the date such Revolving Credit Loan was to have been made pursuant to the notice in subsection 2.13(c), purchase an undivided participating interest in the Refunded Swing Line Loan in an amount equal to (i) its Revolving Credit Commitment Percentage times (ii) the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans. Each Revolving Credit Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swing Line Lender will deliver to such Revolving Credit Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

              (f) Whenever, at any time after any Revolving Credit Lender has purchased a participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

              (g) Each Revolving Credit Lender's obligation to make the Loans referred to in subsection 2.13(c) and to purchase participating interests pursuant to subsection 2.13(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, Holdings, any Subsidiary or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.


                         SECTION 3.  LETTERS OF CREDIT

              3.1 The L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 3.4(a), agrees to issue Letters of Credit for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that (x) the Issuing Lender shall not issue any Letter of Credit that has an expiry date later than the Revolving Credit Commitment Termination Date or if, after giving effect to such issuance, the aggregate Available Revolving Credit Commitments would be less than zero and (y) no Letter of Credit shall be issued if after giving effect thereto the Letter of Credit Outstandings would exceed $30,000,000. No Standby L/C shall have an expiry date more than one year after its date of issuance (except that up to $5,000,000 of Standby L/Cs may have expiry dates up to 3 years after their dates of issuance) and no Trade L/C shall have an expiry date more than 180 days after its issuance, provided, however, that any Letter of Credit may provide for the renewal thereof for additional periods not to exceed one year (which shall in no event extend beyond the Revolving Credit Termination Date). Each Letter of Credit shall be denominated in Dollars.

              (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

              (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any Participating Lender to exceed any limits imposed by, any applicable Requirement of Law.

              3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender and the Agent at their respective address for notices specified herein a commercial letter of credit application in the Issuing Lender's then customary form (a "Trade L/C Application") or a standby letter of credit application in the Issuing Lender's then customary form (a "Standby L/C Application"), as the case may be, in each case completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as may be customary for letters of credit of the kind being requested and as the

Issuing Lender may reasonably request. Upon receipt of any Letter of Credit Application, the Issuing Lender will process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and, upon receipt by the Issuing Lender of confirmation from the Agent that issuance of such Letter of Credit will not contravene subsection 3.1, the Issuing Lender shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower and the Agent promptly following the issuance thereof.

              3.3 Fees, Commissions and Other Charges. (a) The Borrower shall pay to the Agent, for the account of the Issuing Lender and the Participating Lenders, a letter of credit commission with respect to each Standby L/C and each Trade L/C calculated at a rate per annum equal to the Applicable Margin on Eurodollar Loans on the face amount of such Letter of Credit. A portion of the commission equal to 1/4% per annum on the face amount of each Letter of Credit shall be payable to the Issuing Lender for its own account and the remaining amount shall be payable to the Issuing Lender and the Participating Lenders to be shared ratably among them in accordance with their respective Revolving Credit Commitment Percentages. The commission for each Letter of Credit shall be payable quarterly in arrears on each March 31, June 30, September 30, and December 31 and upon the termination of the Revolving Credit Commitments and based on the daily average undrawn amount of each Letter of Credit during the period for which payment is made.

              (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending, negotiating charges or otherwise administering any Letter of Credit.

              (c) The Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the Participating Lenders all fees and commissions received by the Agent for their respective accounts pursuant to this subsection.

              3.4 L/C Participations. (a) Effective on the date of issuance of each Letter of Credit, the Issuing Lender irrevocably agrees to grant and hereby grants to each Participating Lender, and each Participating Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such Participating Lender's own account and risk an undivided interest equal to such Participating Lender's Revolving Credit Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued by the Issuing Lender and the amount of each draft paid by the Issuing Lender thereunder. Each Participating Lender unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such Participating Lender shall pay to the Agent, for the account of the Issuing Lender, upon demand at the Agent's address specified in subsection 12.2, an amount equal to such Participating Lender's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof,
which is not so reimbursed.   On the date that any Assignee becomes a Revolving
Credit Lender party to this Agreement in accordance with subsection 12.6, participating interests in any outstanding Letters of Credit held by the transferor Lender from which such Assignee acquired its interest hereunder shall be proportionately reallotted between such Assignee and such transferor Lender. Each Participating Lender hereby agrees that its obligation to participate in each Letter of Credit, and to pay or to reimburse the Issuing Lender for its participating share of the drafts drawn or amounts otherwise paid thereunder, is absolute, irrevocable and unconditional and shall not be affected by any circumstances whatsoever (including, without limitation, the occurrence or continuance of any Default or Event of Default), and that each such payment shall be made without offset, abatement, withholding or other reduction whatsoever.

              (b) If any amount required to be paid by any Participating Lender to the Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any draft paid by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such Participating Lender shall pay to the Agent, for the account of the Issuing Lender, on demand, an amount equal to the product of
(i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is 360. If any such amount required to be paid by any Participating Lender pursuant to subsection 3.4(a) is not in fact made available to the Agent, for the account of the Issuing Lender, by such Participating Lender within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such Participating Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Alternate Base Rate Loans hereunder. A certificate of the Issuing Lender submitted to any Participating Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

              (c) Whenever, at any time after the Issuing Lender has paid a draft under any Letter of Credit and has received from any Participating Lender its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any reimbursement on account of such unreimbursed portion, or any payment of interest on account thereof, the Issuing Lender will pay to the Agent, for the account of such Participating Lender, its pro rata share thereof and will deliver to such Participating Lender an L/C Participation Certificate in the form of Exhibit C; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such Participating Lender shall return to the Agent for the account of the Issuing Lender, the portion thereof previously distributed to it.

              3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing

Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable until payment in full, at the rate which would be payable on Alternate Base Rate Loans at such time.

              3.6  Obligations Absolute.  The Borrower's obligations under this
Section 3 shall be irrevocable, absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower or any other Person may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Obligations under subsection 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender and the Participating Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's or Participating Lender's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

              3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Agent of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

              3.8 Letter of Credit Applications. To the extent that any provision of any Letter of Credit Application, including any reimbursement provisions contained therein, related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall prevail.

              3.9 Existing Letters of Credit. Each letter of credit issued by the Issuing Lender under the Existing Credit Agreement and outstanding on the Amendment and Restatement Effective Date shall for all purposes of this Agreement and the other Loan Documents be deemed to be Letters of Credit issued on the Amendment and Restatement Effective Date.

                         SECTION 4.  GENERAL PROVISIONS

              4.1 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

              (b) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

              (c) Upon the occurrence and during the continuance of any Event of Default specified in subsection 9(a), the Loans and any overdue amounts hereunder shall bear interest at a rate per annum which is (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%.

              (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

              4.2 Computation of Interest and Fees. (a) Interest on Alternate Base Rate Loans, commitment fees, interest on overdue interest, commitment fees and other amounts payable hereunder and interest on Eurodollar Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Revolving Credit Lenders or the Term Loan Lenders, as the case may be, of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the Revolving Credit Lenders or the Term Loan Lenders, as the case may be, of the effective date and the amount of each such change in interest rate.

              (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate pursuant to subsection 4.1(a) or (c).

              4.3 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

              (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

              (b) the Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Alternate Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as Alternate Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Alternate Base Rate Loans. Until such notice has been withdrawn by the Agent (which the Agent agrees to do when the circumstances that prompted the delivery of such notice no longer exist), no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

              4.4 Pro Rata Treatment and Payments. (a) Each borrowing, conversion or continuation pursuant to subsection 2.11, of Loans (other than Swing Line Loans) by the Borrower from the Lenders, and any reduction of the Commitments of the Lenders hereunder, shall be made pro rata according to the relevant Commitment Percentages of the Lenders.

              (b) Whenever (i) any payment received by the Agent under this Agreement or any Note or (ii) any other amounts received by the Agent for or on behalf of the Borrower (including, without limitation, proceeds of collateral or payments under any guarantee) is insufficient to pay in full all amounts then due and payable to the Agent and the Lenders under this Agreement and the Notes, such payment shall be distributed by the Agent and applied by the Agent and the Lenders in the following order: First, to the payment of fees and expenses due and payable to the Agent under and in connection with this Agreement; Second, to the payment of all expenses due and payable under subsection 12.5, ratably among the Agent and the Lenders in accordance with the aggregate amount of such payments owed to the Agent and each such Lender; Third, to the payment of fees due and payable under subsections 2.4 and 3.3(a), ratably among the Revolving Credit Lenders in accordance with the Revolving Credit Commitment Percentage of each Revolving Credit Lender and, in the case of the Issuing Lender, the amount retained by the Issuing Lender for its own account pursuant to subsection 3.3(a); Fourth, to the payment of interest then due and payable under the Notes, ratably in accordance with the aggregate amount of interest owed to each such Lender; and Fifth, to the payment of the principal amount of the Notes and the L/C Obligations then due and payable and, in the case of proceeds of collateral or payments under any guarantee, to the payment of any other obligations to any Lender not covered in First through Fourth above ratably secured by such collateral or ratably guaranteed under any such guarantee, ratably among the Lenders in accordance with the aggregate principal amount and, in the case of proceeds of collateral or payments under any guarantee, the obligations secured or guaranteed thereby owed to each such Lender.

              (c)  If any Revolving Credit Lender (a "Non-Funding Lender") has
(x) failed to make a Revolving Credit Loan required to be made by it hereunder, and the Agent has determined that such Revolving Credit Lender is not likely to make such Revolving Credit Loan or (y) given notice to the Borrower or the Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Revolving Credit Loans, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 or otherwise, any payment made on account of the principal of the Revolving Credit Loans outstanding shall be made as follows:

                (i) in the case of any such payment made on any date when and to the extent that, in the determination of the Agent, the Borrower would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Revolving Credit Commitments and to satisfy any applicable conditions precedent set forth in subsection 6.2 to such reborrowing, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Revolving Credit Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans of such Revolving Credit Lenders;

               (ii) otherwise, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Revolving Credit Lenders pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans; and

              (iii) any payment made on account of interest on the Revolving Credit Loans shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on the Revolving Credit Loans with respect to which such payment is being made.

The Borrower agrees to give the Agent such assistance in making any determination pursuant to this paragraph as the Agent may reasonably request. Any such determination by the Agent shall be conclusive and binding on the Lenders.

              (d) All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Agent, for the account of the Lenders at the Agent's office located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds. The Agent shall promptly distribute such payments in accordance with the provisions of subsection 4.4(b) promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) would become due and payable on a day other than a Business Day, such payment shall become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension), unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

              (e) Unless the Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its relevant Commitment Percentage of the borrowing on such date available to the Agent, the Agent may assume that such Lender has made such amount available to the Agent on such Borrowing Date, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available to the Agent on a date after such Borrowing Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Lender's relevant Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's relevant Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's relevant Commitment Percentage of such borrowing is not in fact made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make any Loan to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

              4.5 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Alternate Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law; provided that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different lending office if the making of such a designation would allow the Lender or its lending office to continue to perform its obligations to make Eurodollar Loans and avoid the need for, or materially reduce the amount of, such increased cost. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.8. If circumstances subsequently change so that any affected Lender shall determine that it is no longer so affected, such Lender will promptly notify the Borrower and the Agent, and upon receipt of such notice, the obligations of such Lender to make or continue Eurodollar Loans or to convert Alternate Base Rate Loans into Eurodollar Loans shall be reinstated.

              4.6 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Amendment and Restatement Effective Date:

                (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Letter of Credit Application or any Eurodollar Loan, or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by subsection 4.7 and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit (including, without limitation, letters of credit) by, or any other acquisition of funds by, any office of such Lender; or

              (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to increase the cost to such Lender, by an amount which such Lender deems to be material, of issuing or maintaining any Letter of Credit or participation therein or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow the Lender or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans and avoid the need for, or materially reduce the amount of, such increased cost. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify (in any event no later than 90 days after such Lender becomes entitled to make such claim) the Borrower, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. If the Borrower so notifies the Agent within five Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this subsection 4.6, the Borrower may convert all Eurodollar Loans of such Lender then outstanding into Alternate Base Rate Loans in accordance with subsection 2.11 and, additionally, reimburse such Lender for any cost in accordance with subsection 4.8. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder for nine months following such termination and repayment.

              (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder for nine months following such termination and repayment.

              4.7 Taxes. (a) All payments made by the Borrower hereunder or under the Notes shall be made free and clear of, and without deduction for, any and all present or future Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the Issuing Bank or the Agent, (1) the sum payable shall be increased as may be necessary so that, after making all required deductions, such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deduction been made, (2) the Borrower shall make such deductions and pay the full amount deducted to the relevant Governmental Authority imposing the Tax, as provided in applicable law, and (3) within 30 days after such payment, the Borrower shall deliver to the Agent the original or a certified copy of a receipt or other document, reasonably acceptable to the Agent, evidencing such payment, and the Agent shall deliver copies thereof to each Lender.

              (b) In addition, the Borrower agrees to pay, indemnify and hold each Lender and the Agent harmless from, any and all Other Taxes which arise from any payment made hereunder or under the Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the Loan Documents.

              (c) If the Borrower fails to pay any Tax or Other Tax when due or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes (or Other Taxes, as the case may be), penalties or interest that may become payable by the Agent or any Lender as a result of such failure.

              (d) Before making any demand for payment under this subsection 4.7, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under this subsection 4.7.

              (e) Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it shall:

              (i) (x) on or prior to the date of execution and delivery of this Agreement or the date on which such Lender becomes a Lender pursuant to an Assignment and Acceptance, as the case may be, deliver to the Borrower and the Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) a duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

              (y) deliver to the Borrower and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

              (z) obtain such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent; or

              (ii) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with sub-paragraph (i) of this paragraph (e), (x) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (y) deliver to the Borrower on or before the date of any payment by the Borrower, with a copy to the Agent, (A) a certificate stating that such Lender (1) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (2) is not a 10-percent shareholder within the meaning of
       Section 881(c)(3)(B) of the Code and (3) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (any such certificate a "U.S. Tax Compliance Certificate") and (B) two duly completed copies of Internal Revenue Service Form W-8, or successor applicable form, certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes (and to deliver to the Borrower and the Agent two further copies of Form W-8 on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (z) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Each Person that shall become a Lender or a Participant pursuant to subsection
12.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection; provided that in the case of a Participant the obligations of such Participant pursuant to this paragraph (e) shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of the rate applicable to the Lender's assignor on the date of the Assignment and Acceptance pursuant to which it became a Lender, withholding tax attributable solely to such excess rate shall be considered excluded from Taxes.

              (f) Within 30 days of the written request of the Borrower therefor, the Agent and the Lender, as appropriate, shall execute and deliver to the Borrower such certificates, forms, or other documents, prepared at the Borrower's expense, which can be furnished consistent with the facts and which are reasonably necessary to assist the Borrower in avoiding the imposition of any Taxes or Other Taxes and in applying for a refund of Taxes or Other Taxes remitted hereunder.

              (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower, the Lenders, and the Agent contained in this subsection 4.7 shall survive the payment in full of principal and interest hereunder and under the Notes and other Loan Documents.

              4.8 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment or conversion of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense (but excluding loss of margin) arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Calculation of all amounts payable to a Lender under this subsection 4.8 shall be made as though such Lender had actually funded its relevant Eurodollar Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection 4.8. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder for a period of nine months thereafter.

              4.9 Replacement of Lender. If at any time (a) the Borrower becomes obligated to pay additional amounts described in subsections 4.5, 4.6 or 4.7 as a result of any condition described in such subsections or any Lender ceases to make Eurodollar Loans pursuant to subsection 4.5, (b) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers, (c) any Lender becomes a "Nonconsenting Lender" (as hereinafter defined) or (d) any Lender becomes a "Non-Funding Lender", then the Borrower may, on ten Business Days' prior written notice to the Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall) assign pursuant to subsection 12.6(c) all of its rights and obligations under this Agreement to a Lender or other entity selected by the Borrower and acceptable to the Agent for a purchase price equal to the outstanding principal amount of such Lender's Loans and all accrued interest and fees and other amounts payable hereunder (including amounts payable under subsection 4.8 as though such Loans were being paid instead of being purchased); provided that (i) the Borrower shall have no right to replace the Agent, (ii) neither the Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such entity, (iii) in the event of a replacement of a Nonconsenting Lender or a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this subsection 4.9, in order for the Borrower to be entitled to replace such a Lender, such replacement must take place no later than 180 days after (A) the date the Nonconsenting Lender shall have notified the Borrower and the Agent of its failure to agree to any requested consent, waiver or amendment or (B) the Lender shall have demanded payment of additional amounts under one of the subsections described in clause (a) of this subsection 4.9, as the case may be, and (iv) in no event shall the Lender hereby replaced be required to pay or surrender to such replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this subsection 4.9, the Borrower shall pay such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Lender. In the event that (x) the Borrower or the Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of subsection 12.1 and
(z) the Required Lenders and the Agent have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "Nonconsenting Lender." The Borrower's right to replace a Non-Funding Lender pursuant to this subsection 4.9 is, and shall be, in addition to, and not in lieu of, all other rights and remedies available to the Borrower against such Non-Funding Lender under this Agreement, at law, in equity, or by statute.


                   SECTION 5.  REPRESENTATIONS AND WARRANTIES

              To induce the Agent and the Lenders to enter into this Agreement and to maintain and make their respective Loans and to issue and participate in Letters of Credit, the Credit Parties hereby represent and warrant to the Agent and each Lender that:

              5.1 Financial Condition. (a) The consolidated balance sheet of the Borrower as at December 31, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Arthur Andersen LLP, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial position of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended.
Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein). Neither Holdings nor the Borrower nor any of their consolidated Subsidiaries had, as at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or commodity hedging transaction, which is not reflected in the foregoing statements or in the notes thereto and which, to the best knowledge of the Borrower, has any reasonable likelihood of resulting in a material cost or loss. During the period from December 31, 1996 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at December 31, 1996.

              (b) The pro forma balance sheet of the Borrower and its consolidated Subsidiaries (the "Pro Forma Balance Sheet"), certified by a Responsible Officer of the Borrower, copies of which have been heretofore furnished to each Lender, is the unaudited balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1995, adjusted to give effect (as if such events had occurred on such date) to (i) the payment of fees, expenses and financing costs related to the IPO and the Recapitalization and
(ii) the consummation of the IPO and the Recapitalization including the Holdings Tender and the Borrower Tender. The Pro Forma Balance Sheet, together with the notes thereto, were prepared based on good faith assumptions and are based on the best information available to the Borrower as of the date of delivery thereof, and reflect on a pro forma basis the financial position of the Borrower and its consolidated Subsidiaries as at December 31, 1995, as adjusted, as described above, assuming that the events specified in the preceding sentence had actually occurred at December 31, 1995.

              5.2 No Change. Since December 31, 1996 (a) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Credit Parties except as permitted hereby nor has any of the Capital Stock of the Credit Parties been redeemed, retired, purchased or otherwise acquired for value by the Credit Parties or any of their Subsidiaries.

              5.3 Corporate Existence; Compliance with Law. Holdings and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Affect.

              5.4 Corporate Power; Authorization; Enforceable Obligations. Each Credit Party has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement, the Notes and the other Loan Documents to which it is a party and, with respect to the Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of, or the granting of any security interests under, this Agreement and the Notes and to authorize the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of, or the granting of any security interests under, this Agreement, the Notes or the other Loan Documents to which either Credit Party is a party, except for those set forth on Schedule 5.4, each of which have been made or taken and are in full force and effect. This Agreement, each Note and each of the other Loan Documents has been duly executed and delivered on behalf of the Credit Party thereto. This Agreement, each Note and each of the other Loan Documents constitutes a legal, valid and binding obligation of the Credit Party thereto enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

              5.5 No Legal Bar. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or material Contractual Obligation of any Credit Party or of any of their Subsidiaries.

              5.6 No Material Litigation. Except as set forth in Schedule 5.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Credit Parties, threatened by or against any of the Credit Parties or any of their Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, the other Loan Documents, any of the Acquisition Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

              5.7 No Default. None of the Credit Parties or any of their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

              5.8 Ownership of Property; Liens. Each of the Credit Parties and their Subsidiaries has good record and indefeasible title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by subsection 8.3. Such real and other properties comprise all of the properties the use of which is necessary for the conduct of the Borrower's or such Subsidiaries' business as presently conducted and as proposed to be conducted by it.

              5.9 Intellectual Property. Each of the Credit Parties and their Subsidiaries owns, or is validly licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). To the best knowledge of the Borrower, and except as set forth on Schedule 5.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor do the Credit Parties know of any valid basis for any such claim which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Credit Parties and their Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

              5.10 Taxes. Each of the Credit Parties and their Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Credit Parties, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (i) any such taxes, assessments, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Credit Parties or their Subsidiaries, as the case may be, and (ii) taxes, assessments, fees or other charges imposed by any Governmental Authority, other than income taxes imposed by the United States of America, with respect to which the failure to make payments could not, by reason of the amount thereof or of remedies available to such Governmental Authorities, reasonably be expected to have a Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of the Credit Parties, no claim is being asserted, with respect to any such material tax, fee or other charge.

              5.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

              5.12 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan.
Each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which could reasonably be expected to have a Material Adverse Effect. None of the Credit Parties nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and none of the Credit Parties nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Credit Parties or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount which could reasonably be expected to have a Material Adverse Effect.

              5.13 Investment Company Act; Other Regulations. Neither Holdings nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Requirement of Law which limits its ability to incur Indebtedness.

              5.14 Subsidiaries, Etc. As of the date hereof, Holdings has no direct Subsidiaries other than the Borrower, and as of the Amendment and Restatement Effective

Date the only Subsidiaries of the Borrower, and the only partnerships or joint ventures in which the Borrower or any of its Subsidiaries has an interest are those listed on Schedule 5.14. As of the Amendment and Restatement Effective Date, the Borrower owns the percentage of the Capital Stock or other evidences of the ownership of each Subsidiary, partnership or joint venture listed on
Schedule 5.14 as set forth on such Schedule. As of the Amendment and Restatement Effective Date, no such Subsidiary, partnership or joint venture has issued any securities convertible into shares of its Capital Stock, and the outstanding stock and securities (or other evidence of ownership) of such Subsidiaries, partnerships or joint ventures owned by the Borrower and its Subsidiaries are so owned free and clear of all Liens, warrants, options or rights of others of any kind except as set forth in Schedule 5.14.

              5.15 Purpose of Loans. The proceeds of the Revolving Credit Loans shall be used to finance the working capital and general corporate requirements of the Borrower, including the making of Permitted Acquisitions.

              5.16  Environmental Matters.  Except as disclosed on Schedule
5.16:

              (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries subject to the Lien of the Mortgages (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law in effect at the time of the making of this representation, or (ii) could materially and adversely interfere with the continued operation of the Properties, or (iii) materially impair the fair saleable value thereof except in such case insofar as such violation, liability, interference, or reduction in fair market value, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

              (b) The Properties and all operations at the Properties are, and to the knowledge of the Borrower have been, in compliance in all material respects with all applicable Environmental Laws except for noncompliance which is not reasonably likely to result in a Material Adverse Effect.

              (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in a Material Adverse Effect.

              (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

              (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

              (f) There has been no release or, to the best knowledge of the Borrower, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

              (g) Each of the representations and warranties set forth in subsections 5.16(a) through (f) is true and correct with respect to each parcel of real property owned or operated by the Borrower or any of its Subsidiaries (other than the Properties) except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct is not reasonably likely to result in a Material Adverse Effect.

              5.17 Disclosure. No information, financial statement, report, certificate or other document prepared or furnished by or on behalf of any Credit Party to the Agent or any Lender in connection with this Agreement, any other Loan Document or any of the Acquisition Documents (but excluding all projections and pro forma financial statements which shall have been prepared in good faith and based upon reasonable assumptions) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. As of the Amendment and Restatement Effective Date, there is no fact known to any Credit Party (other than general economic conditions, which conditions are commonly known and affect businesses generally) which has, or which could reasonably be expected to have, in the reasonable judgment of such Credit Party, a Material Adverse Effect.

              5.18 Security Documents. (a) The Pledge Agreements are each effective to create in favor of the Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the respective Pledged Stock described therein and proceeds thereof and all actions have been taken to cause the Pledge Agreements to each constitute a fully perfected first Lien on, and security interest in, all right, title and interest of Holdings, the

Borrower, and each other Pledgor, respectively, in such Pledged Stock described therein and in proceeds thereof superior in right to any other Person.

              (b) The Borrower Note Pledge Agreement is effective to create in favor of the Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the respective Pledged Notes and other collateral described therein and proceeds thereof and, all actions have been taken to cause the Borrower Note Pledge Agreement to constitute a fully perfected first Lien on, and security interest in, all right, title and interest of the Borrower in such Pledged Notes and other collateral described therein and in proceeds thereof superior in right to any other Person.

              (c) The Security Agreements, the Borrower Patent Security Agreement, the Borrower Trademark Security Agreement, the AT&T Assignment and the Assignment are each effective to create in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the respective collateral described therein and proceeds thereof, and the Security Agreements, the Borrower Patent Security Agreement and the Borrower Trademark Security Agreement constitute fully perfected, first priority Liens on, and security interests in, all right, title and interest of the Borrower and its Subsidiaries in such collateral and the proceeds thereof superior in right to any other Person other than Liens permitted hereby.

              (d) As of the Amendment and Restatement Effective Date, the properties listed on Part A of Schedule 5.18 constitute all material real properties owned by Holdings or any of its Subsidiaries. The Mortgages are each effective to create in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the properties described therein and proceeds thereof, and when the Amendment to Mortgage is filed in the offices specified on Part B of Schedule 5.18, the Mortgages shall constitute a fully perfected, first priority Lien on, and security interest in, all right, title and interest of the Borrower in the Mortgaged Properties and the proceeds thereof, superior in right to any other Person other than Liens permitted hereby.

              5.19 Solvency. Each of Holdings and the Borrower is, individually and together with its Subsidiaries, Solvent.

              5.20 Insurance. The insurance maintained by or reserved against on the books of Holdings, the Borrower and their Subsidiaries is sufficient to protect the Borrower against such risks as are usually insured against in the same general area by companies engaged in the same or similar business. None of the Credit Parties or any of their Subsidiaries is in default under any material provisions of any such policy of insurance or has received notice of cancellation of any such insurance (other than in connection with the replacement of any such policy). None of the Credit Parties or any of their Subsidiaries has made any material claims under any policy of insurance with respect to which the insurance carrier has denied liability.

                       SECTION 6.  CONDITIONS PRECEDENT

              6.1  [Intentionally Deleted].

              6.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) or of the Revolving Credit Lenders and the Issuing Lender to issue or participate in any Letter of Credit is subject to the satisfaction of the following conditions precedent:

              (a) Representations and Warranties. Each of the representations and warranties made by the Credit Parties and their Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

              (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made, or Letters of Credit requested to be issued, on such date.

              (c) Letter of Credit Application. With respect to the issuance of any Letter of Credit, the Issuing Bank shall have received a Letter of Credit Application, completed to its reasonable satisfaction and duly executed by a Responsible Officer; provided that if such Letter of Credit is being issued to support the repayment of any Indebtedness of any Subsidiary of the Borrower, such Subsidiary shall also execute such Letter of Credit Application and shall agree to be jointly and severally liable with the Borrower for any and all obligations arising under or in connection with such Letter of Credit or the Letter of Credit Application related thereto.

              (d) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder and issuance of any Letter of Credit shall constitute a representation and warranty by the Credit Parties as of the date of such Loan or issuance, as the case may be, that the conditions contained in this subsection 6.2 have been satisfied.

              6.3 Conditions to Amendment and Restatement Effective Date. The Amendment and Restatement Effective Date shall be the date of satisfaction of the following conditions precedent:

              (a) Loan Documents. The Agent shall have received (i) this Agreement, executed and delivered by a Responsible Officer of the Borrower and Holdings and each Lender, (ii) for the account of each Lender, in exchange for any Term Loan Note previously issued to such Lender, a Term Note conforming to the requirements hereof and executed by a Responsible Officer of the Borrower, (iii) for the account of each Lender, in exchange for any Revolving Credit Note previously issued to such Lender, a Revolving Credit Note conforming to the requirements hereof and executed by a Responsible Officer of the Borrower and (iv) an Acknowledgement, Consent and Amendment substantially in the form of Exhibit K;

              (b) Prepayment of Term Loans. The Term Loans under the Existing Credit Agreement shall have been permanently paid down to no more than $250,000,000.

              (c) Corporate Proceedings of Holdings and the Borrower. The Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Agent, of the Board of Directors or duly authorized committee of each of Holdings and the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of each of Holdings and the Borrower as of the Amendment and Restatement Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

              (d) Incumbency Certificates. The Agent shall have received, with a copy for each Lender, a certificate of the Secretary or an Assistant Secretary (or comparable officer) of each of Holdings and the Borrower, dated the Amendment and Restatement Effective Date, as to the incumbency and signature of the officers of such Person executing each Loan Document required to be delivered hereunder to which it is a party and any certificate or other document to be delivered by it pursuant hereto and thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

              (e) Consents, Licenses and Approvals. (i) All governmental and material third party approvals necessary or advisable in connection with the execution, delivery and performance of the Loan Documents and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect and (ii) the Agent shall have received, with a copy for each Lender, a certificate of a Responsible Officer of each of Holdings and the Borrower (A) attaching copies of all consents, authorizations and filings referred to in subsection 5.4, and (B) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance reasonably satisfactory to the Agent.

              (f) Fees. The Agent shall have received for its account and the account of the Lenders the fees set forth in the Fee Letter dated July 10, 1997 between Chase and the Borrower.

              (g) Closing Certificate. The Agent shall have received, with a copy for each Lender, a borrowing certificate substantially in the form of Exhibit G dated the Amendment and Restatement Effective Date, executed by a Responsible Officer of each of the Borrower and Holdings.

              (h) No Defaults. There shall exist no breach of or event of default (or condition which would constitute an event of default with the giving of notice or the passage of time) under any capital stock, financing agreements, lease agreements or other Contractual Obligation of the Borrower or of Holdings or any of their respective Subsidiaries which, in any case or in the aggregate, would have a Material Adverse Effect.

              (i) Legal Opinion. The Agent shall have received, with a counterpart for each Lender, the executed legal opinion, dated the Amendment and Restatement Effective Date, of Weil, Gotshal & Manges LLP, counsel to the Borrower, substantially in the form of Exhibit F-1. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require (the Borrower hereby requests and instructs its counsel to prepare and deliver such opinion);

              (j) Projections. The Lenders shall have received projections of the performance of the Borrower for each of the years 1997 through 2002 and also setting forth the assumptions in form and substance reasonably satisfactory to the Lenders.

              (k) Financial Statements. The Agent shall have received, with a copy for each Lender, (i) the audited financial statements of the Borrower for the fiscal year ended December 31, 1996, which audited financial statements shall be accompanied by an unqualified report therein prepared by Arthur Andersen LLP, and (ii) unaudited financial statements of Holdings for the three month period ended March 31, 1997.

              (l) No Proceedings. No litigation, inquiry, injunction or restraining order shall be pending, entered or threatened (including any proposed statute, rule or regulation) which, in the reasonable opinion of the Lenders, could have a material adverse effect on (i) the business, assets, operations, condition (financial or otherwise) or prospects of Holdings or the Borrower and any of their material Subsidiaries in each case taken as a whole, (ii) their ability to perform their obligations under the Loan Documents or (iii) the rights and remedies of the Lenders.

              (m) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                       SECTION 7.  AFFIRMATIVE COVENANTS

              The Borrower hereby agrees that, so long as any Commitment remains in effect, any Note remains outstanding and unpaid, any Letter of Credit is outstanding or any other Obligations are owing to any Lender or the Agent hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

              7.1  Financial Statements.  Furnish to each Lender:

              (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, a copy of the audited balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and consolidated statement of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing;

              (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings, the unaudited balance sheet of Holdings as at the end of such quarter and the related consolidated statement of income and retained earnings and consolidated statement of cash flows for the fiscal year through such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer of Holdings as being fairly stated in all material respects when considered in relation to the consolidated financial statements of Holdings and its consolidated Subsidiaries (subject to normal year-end audit adjustments); and

              (c) as soon as available, but in any event not later than 30 days after the end of each month (other than the last month of any fiscal quarter) of Holdings, the unaudited balance sheet of Holdings as at the end of such month and the related consolidated statement of income and retained earnings and consolidated statement of cash flows for the fiscal year through such month, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer of Holdings as being fairly stated in all material respects when considered in relation to the consolidated financial statements of Holdings and its consolidated Subsidiaries (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP (except with respect to format in the case of clause (c)) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

              7.2  Certificates; Other Information.  Furnish to each Lender:

              (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), (i) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default relating to the covenants contained in subsection 8.1, except as specified in such certificate, (ii) if requested by the Agent or the Required Lenders in a timely manner, a Perfection Certificate Supplement in the form of Exhibit J-2 appropriately completed and (iii) a certificate of a Responsible Officer of the Borrower calculating in reasonable detail Excess Cash Flow for such fiscal year.

              (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a), (b) and (c), a certificate of a Responsible Officer of the Borrower (i) stating that, to the best of such Responsible Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, in the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, in all material respects, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) stating that all such financial statements fairly present in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein), (iii) in the case of subsections 7.1(a) and (b), showing in detail the calculations supporting such statement in respect of subsection 8.1 and (iv) in the case of subsections 7.1(a) and (b), showing the aggregate amount of Revolving Credit Loans made, Indebtedness incurred or assumed, and issuances of common stock of Holdings to finance Permitted Acquisitions and the aggregate purchase price (including any Indebtedness assumed or incurred and any such issuances) of all Permitted Acquisitions made by the Borrower;

              (c) as soon as available but not later than forty-five days subsequent to the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year by quarter, such projections to be accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such projections have been prepared in good faith and based upon reasonable assumptions;

              (d) promptly after the same are sent, copies of all financial statements and reports which Holdings sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which Holdings may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

              (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

              7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be; provided that, notwithstanding the foregoing, the Borrower and each of its Subsidiaries shall have the right to pay any such obligation and in good faith contest, by proper legal actions or proceedings, the validity or amount of such claims.

              7.4 Conduct of Business and Maintenance of Existence. Except as provided in subsection 8.5, continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except if (i) in the reasonable business judgment of the Borrower or such Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights or franchises, and (ii) such failure to preserve and maintain such privileges, rights or franchises would not materially adversely affect the rights of the Lenders hereunder or the value of the collateral security for the Loans, and as otherwise permitted pursuant to subsection 8.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

              7.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business or as otherwise reasonably requested by the Administrative Agent; and furnish to each Lender, upon written request, full information as to the insurance carried except to the extent that the failure to do any of the foregoing with respect to any such property could not reasonably be expected to materially adversely affect the value or usefulness of such property.

              7.6  Inspection of Property; Books and Records; Discussions.
Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable advance notice at any reasonable time on any Business Day and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants; provided that the Agent or such Lender shall notify the Borrower prior to any contact with such accountants and give the Borrower the opportunity to participate in such discussions.

              7.7 Notices. Promptly give notice to the Agent and each Lender of:

              (a)  the occurrence of any Default or Event of Default;

              (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

              (c) any litigation or proceeding affecting any of the Credit Parties or any of their Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

              (d) the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

              (e) any development or event which has had, or could reasonably be expected to have, a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower or the applicable Commonly Controlled Entity proposes to take with respect thereto.

              7.8  Environmental Laws.

              (a) Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, comply in all material respects with, and will use reasonable best efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws;

              (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and in a timely fashion comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect; and

              (c) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of or are related to the gross negligence or willful misconduct of, or any post-foreclosure actions not taken in the ordinary course of business consistent with past practices of, the party seeking indemnification therefor; provided that the Borrower shall have no obligation hereunder with respect to Materials of Environmental Concern that are first generated, used, manufactured, emitted, treated, released or disposed of on any real property owned, operated or leased by the Borrower or with respect to violations of Environmental Laws, which in either case first occur with respect to such real property after the property has been transferred to the Agent and the Lenders or to their successors or assigns by foreclosure, sale, deed in lieu of foreclosure or similar transfer except to the extent actually caused by the Borrower or its Subsidiaries or any of their agents. The agreements in this paragraph shall survive repayment of the Notes and all other amounts payable hereunder.

              7.9 Pledge of After-Acquired Capital Stock. If, at any time following the Amendment and Restatement Effective Date, the Borrower or any Domestic Subsidiary shall acquire any of the capital stock of any Subsidiary for consideration having a value in excess of $1,000,000 the Borrower shall, or shall cause such Domestic Subsidiary to, execute a Supplement to the applicable Pledge Agreement, substantially in the form of Exhibit L hereto, according to the terms of which such stock (or in the case of voting common stock of a Foreign Subsidiary, 65% of such common stock) shall be pledged to the Lenders as collateral security for the Obligations.

              7.10  [Intentionally Deleted].

              7.11  [Intentionally Deleted].

                         SECTION 8.  NEGATIVE COVENANTS

              The Borrower hereby agrees that, so long as any Commitment remains in effect, any Note remains outstanding and unpaid, any Letter of Credit remains outstanding or any other Obligations are owing to any Lender or the Agent hereunder, the Borrower shall not, and (except with respect to subsection 8.1) shall not permit any of its Subsidiaries to, directly or indirectly:

              8.1 Financial Condition Covenants. (a) Interest Coverage. Permit the Interest Coverage Ratio for any period of four consecutive calendar quarters ending at the end of each calendar quarter set forth below to be less than the ratio set forth opposite such calendar quarter below:


            Calendar Quarter                    Interest Coverage Ratio
            ----------------                    -----------------------
          1997   2nd                                   4.00 to 1.00
                 3rd                                   4.00 to 1.00
                 4th                                   4.25 to 1.00

          1998   1st                                   4.25 to 1.00
                 2nd                                   4.25 to 1.00
                 3rd                                   4.25 to 1.00
                 4th                                   4.50 to 1.00

          1999   1st                                   4.50 to 1.00
                 2nd                                   4.50 to 1.00
                 3rd                                   4.50 to 1.00
                 4th                                   4.50 to 1.00

          2000   1st                                   4.50 to 1.00
                 2nd                                   4.50 to 1.00
                 3rd                                   4.50 to 1.00
                 4th                                   4.50 to 1.00

          2001   1st                                   4.50 to 1.00
                 2nd                                   4.50 to 1.00
                 3rd                                   4.50 to 1.00
                 4th                                   4.50 to 1.00

          2002   1st                                   4.50 to 1.00
                 2nd                                   4.50 to 1.00
                 3rd                                   4.50 to 1.00
                 4th                                   4.50 to 1.00

          2003   1st                                   4.50 to 1.00
                 2nd                                   4.50 to 1.00

              (b)  [Intentionally Deleted].

              (c) Maintenance of Leverage Ratio. Permit the Leverage Ratio at the end of any of the calendar quarters set forth below to be greater than the amount set forth opposite such calendar quarter below:

          Calendar Quarter          Leverage Ratio
          ----------------          --------------
          1997 2nd                   3.75 to 1.00
               3rd                   3.75 to 1.00
               4th                   3.50 to 1.00

          1998 1st                   3.50 to 1.00
               2nd                   3.25 to 1.00
               3rd                   3.25 to 1.00
               4th                   3.00 to 1.00

          1999 1st                   3.00 to 1.00
               2nd                   3.00 to 1.00
               3rd                   3.00 to 1.00
               4th                   2.75 to 1.00

          2000 1st                   2.75 to 1.00
               2nd                   2.50 to 1.00
               3rd                   2.50 to 1.00
               4th                   2.50 to 1.00

          2001 1st                   2.50 to 1.00
               2nd                   2.50 to 1.00
               3rd                   2.25 to 1.00
               4th                   2.25 to 1.00

          2002 1st                   2.25 to 1.00
               2nd                   2.25 to 1.00
               3rd                   2.25 to 1.00
               4th                   2.25 to 1.00

          2003 1st                   2.25 to 1.00
               2nd                   2.25 to 1.00


              8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

              (a)  Indebtedness of the Credit Parties under the Loan Documents;

              (b) Indebtedness of any Subsidiary to the Borrower or Offshore Techco or Connector Systems, B.V. arising as a result of loans (i) made on the Original Closing Date and evidenced by a Subsidiary Note, provided that such Subsidiary Note together with the collateral securing such Subsidiary Note, in the case of a Subsidiary Note made by a Secured Subsidiary Borrower shall have been duly pledged to the Agent for the benefit of the Lenders pursuant to the Borrower Note Pledge Agreement and (ii) made subsequent to the Original Closing Date (without duplication of Indebtedness referred to in clause
       (i) of this paragraph (b)) evidenced by an existing or new Subsidiary Note, which shall have been duly pledged to the Agent pursuant to the Borrower Note Pledge Agreement together with the collateral securing such Subsidiary Note in the case of a Subsidiary Note made by a Secured Subsidiary Borrower or a promissory note or promissory notes or such other loan documentation as shall be reasonably acceptable to the Agent, provided that such note or notes shall have been duly pledged or otherwise assigned for security to the Agent for the benefit of the Lenders pursuant to a pledge agreement or assignment in form and substance satisfactory to the Agent and the Borrower, and provided, further, that the aggregate outstanding amount of Indebtedness owed to the Borrower pursuant to this paragraph (b) shall not exceed $250 million less all repayments of such Indebtedness made on and after the Closing Date; provided that up to $50 million of such Indebtedness in the aggregate may be reborrowed and repaid on a revolving basis;

              (c) Indebtedness outstanding on the Amendment and Restatement Effective Date and listed on Schedule 8.2 and extensions, renewals or replacements thereof, provided that no such extension, renewal or replacement shall (i) amend or modify any subordination provisions, if any, contained in the original Indebtedness, (ii) shorten the fixed maturity or increase the principal amount of, or increase the rate or shorten the time of payment of interest on, or increase the amount or shorten the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of the original Indebtedness, or increase the amount of, or accelerate the time of payment of, any fees payable in connection therewith, (iii) make any modification relating to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing the original Indebtedness the effect of which is to subject the Borrower or any Subsidiary to any more materially onerous or restrictive provisions, or (iv) materially adversely affect the interests of the Lenders under this Agreement or any other Loan Document in any respect;

              (d)  Indebtedness represented by the Subordinated Debentures;

              (e) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business;

              (f) Indebtedness in respect of obligations under Financing Leases and purchase money Indebtedness not to exceed $40,000,000 in the aggregate at any one time outstanding and not requiring total payments in the aggregate in excess of $10,000,000 in any one fiscal year and Indebtedness in respect of the Huntingdon County Financing;

              (g) Indebtedness in respect of the Interest Rate Agreements required pursuant to subsection 7.11 and the Hedging Agreements;

              (h) Indebtedness of any Subsidiary to the Borrower or another Subsidiary from intercompany transfers of goods made in the ordinary course of business;

              (i) Indebtedness of Foreign Subsidiaries for working capital purposes in an aggregate amount not to exceed $50,000,000 at one time, provided that either (i) each such working capital facility is supported by a Letter of Credit and the Foreign Subsidiary signs the related Letter of Credit Application with the Borrower and grants the Agent a security interest in its material properties as collateral security for its L/C Obligations or (ii) the availability under the Revolving Credit Commitments shall be reduced by the amount of each such working capital facility;

              (j) Indebtedness of Foreign Subsidiaries under unsecured overdraft facilities incurred in the ordinary course of business in an amount at any one time not to exceed $10,000,000 in the aggregate;

              (k) additional Indebtedness (other than Indebtedness in respect of Financing Leases and purchase money Indebtedness) not exceeding $10,000,000 in aggregate principal amount at any one time outstanding;

              (l)  Guarantee Obligations permitted by subsection 8.4;

              (m) Indebtedness of any Foreign Subsidiary to another Foreign Subsidiary resulting from a payment made on its behalf by such Foreign Subsidiary pursuant to the Foreign Subsidiary Guarantees;

              (n)  Indebtedness represented by the Socket Notes;

              (o) unsecured Indebtedness of the Borrower or any Subsidiary (other than US Techco) to the seller in any Permitted Acquisition in an aggregate amount for all Permitted Acquisitions not to exceed $30,000,000; provided at the time of incurrence the requirements of subsection 8.9(i) shall be satisfied;

              (p) to the extent any such obligations or liabilities constitute Indebtedness, the obligations and liabilities secured by Liens permitted under subsection 8.3 (b), (c), (d) and (e);

              (q) Indebtedness under any P-Note Transactions in an amount at any one time outstanding (together, without duplication, with any obligations incurred under subsection 8.4(i)) not to exceed $15,000,000 in the aggregate;

              (r)  Indebtedness owing to Holdings evidenced by a subordinated note in form and substance reasonably acceptable to Agent.; and

              (s) Indebtedness of Foreign Subsidiaries not otherwise permitted hereunder in an aggregate amount at any one time not to exceed $50,000,000.

              8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

              (a) Liens created by the Security Documents in favor of the Agent for the benefit of the Lenders and the Agent, and Liens created by the Subsidiary Security Documents in favor of the Borrower, Offshore Techco and Connector Systems, B.V. securing the Subsidiary Notes and the Foreign Subsidiary Guarantees;

              (b) (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect to contested taxes are maintained on the books of Holdings or the Borrower or their respective Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation) and
       (ii) the Pennsylvania state tax lien described on Schedule 8.3;

              (c) carriers', landlords', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

              (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

              (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, insurance contracts, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

              (f) easements, rights-of-way, zoning restrictions, restrictions and other similar encumbrances previously or hereinafter incurred in the ordinary course of business which, in the aggregate, are not material in amount and (i) which, in the case of such encumbrances on any of the Properties covered by the Mortgage, do not in the aggregate materially detract from the value of the Property subject thereto or, in the case of such encumbrances on any property, materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary or
       (ii) which are set forth in the "marked up" commitments for title insurance delivered to the Agent on the Closing Date or previously delivered in connection with the execution and delivery of the Mortgages;

              (g) Liens in existence on the Amendment and Restatement Effective Date listed on Schedule 8.3, securing Indebtedness permitted by subsection 8.2(c) (including extensions, renewals and replacements of such Indebtedness as permitted under subsection 8.2(c)), provided that no such Lien is spread to cover any additional property (other than proceeds of the existing collateral in accordance with the instrument creating such Lien) after the Amendment and Restatement Effective Date and that the amount of Indebtedness secured thereby is not increased except pursuant to the instrument creating such Lien (without any modification thereof);

              (h) purchase money Liens and Liens in respect of Financing Leases upon or in any property acquired or held by the Borrower or any of its Subsidiaries to secure Indebtedness permitted under subsection 8.2(f) incurred solely for the purpose of financing the acquisition of such property, and Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition);

              (i) Liens on the property of the Borrower or any of its Subsidiaries in favor of landlords securing leases permitted pursuant to
       Section 8.6;

              (j) Liens in favor of parties to foreign exchange or Hedging Agreements securing Indebtedness not to exceed $5,000,000 in aggregate amount at any time outstanding;

              (k) licenses, leases or subleases permitted hereunder granted to others not interfering in any material respect in the business of the Borrower or any of its Subsidiaries;

              (l) attachment or judgment Liens (other than judgment Liens paid or fully covered by insurance) in an aggregate amount outstanding at any one time not in excess of $5,000,000;

              (m) Liens on the Huntingdon County Plant (but excluding the equipment (other than new machinery and equipment financed with the proceeds of the Huntingdon County Financing in connection with the construction of the Huntingdon County Plant), inventory and other personal property located at the Huntingdon County Plant) and liens on the new machinery and equipment at, and expansion of, the Valley Green, Pennsylvania facility, financed with the proceeds of the Huntingdon County Financing, in each case securing the Huntingdon County Financing;

              (n) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

              (o) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

              (p) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrower and all of its Subsidiaries) $5,000,000 in aggregate amount at any time outstanding;

              (q) Liens over the P-Notes sold, assigned or transferred in P-Note Transactions; and

              (r) Liens on the assets of the applicable Foreign Subsidiary and its Subsidiaries securing Indebtedness of such Foreign Subsidiary pursuant to subsection 8.2(s).

              8.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

              (a) the Guarantees and the Guarantees (as defined in the Subordinated Debt Documents);

              (b) guarantees of Indebtedness permitted pursuant to subsection 8.2(c) in existence on the Amendment and Restatement Effective Date and set forth on Schedule 8.4 and extensions, renewals and replacements thereof, provided, however, that no such extension, renewal or replacement shall (i) amend or modify the subordination provisions, if any, contained in the original guarantee, (ii) shorten the fixed maturity or increase the principal amount of, or increase the rate or shorten the time of payment of interest on, or increase the amount or shorten the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of the Indebtedness guaranteed by the original guarantee, or increase the amount of, or accelerate the time of payment of, any fees payable in connection therewith, (iii) make any modification relating to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing the original guarantee the effect of which is to subject the Borrower or any Subsidiary to any more onerous or restrictive provisions, or (iv) adversely affect the interests of the Lenders under this Agreement or any other Loan Document in any respect;

              (c) guarantees made in the ordinary course of its business by the Borrower of obligations of any Foreign Subsidiary, which obligations are otherwise permitted by this Agreement;

              (d)  the L/C Obligations;

              (e) indemnities favor of the companies issuing title insurance policies insuring the Mortgage to induce such issuance;

              (f) surety bonds issued in respect of the type of obligations described in subsection 8.3(e);

              (g) indemnities made in the Commitment Letter, the Loan Documents, the monitoring and oversight agreement described in subsection 8.7(a)(v) and in the corporate charter and/or bylaws of the Borrower and its Subsidiaries;

              (h) indemnities made in the ordinary course of business, provided that such indemnities could not individually or in the aggregate have a Material Adverse Effect; and

              (i) obligations under any P-Note Transactions in an amount at any one time (together, without duplication, with any Indebtedness outstanding under subsection 8.2(q)) not to exceed $15,000,000 in the aggregate.

              8.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except (i) any Wholly Owned Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of the Borrower (provided that no Domestic Subsidiary may be merged or consolidated with or into any Foreign Subsidiary unless the Domestic Subsidiary shall be the surviving corporation) and (ii) any Subsidiary of the Borrower may liquidate or dissolve if in connection therewith all of its assets are transferred to the Borrower or any Wholly-Owned Subsidiary of the Borrower which is a Domestic Subsidiary of the Borrower.

              8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

              (a) obsolete or worn out property disposed of in the ordinary course of business or property that is no longer useful in the conduct of the Borrower's business disposed of in the ordinary course of business;

              (b) the sale, transfer or exchange of inventory in the ordinary course of business;

              (c) transfers resulting from any casualty or condemnation of property or assets;

              (d) any sale or other transfer, in any single transaction or series of related transactions, in each case for consideration of which not less than 75% is cash, of any property, business or assets for Net Cash Proceeds not to exceed $10,000,000 in the aggregate in any fiscal year, provided that all of the Net Cash Proceeds of such sale are applied toward prepayment of the Loans as required by subsection 2.10;

              (e) any sale or other transfer of any property or assets constituting fixed assets, in each case for consideration of which not less than 75% is cash, provided that the aggregate Net Cash Proceeds of the sales and transfers made pursuant to this paragraph (e) do not exceed $5,000,000 in any fiscal year;

              (f) intercompany sales or transfers of goods or assets made in accordance with the requirements of the business of the Borrower and its Subsidiaries, provided that the aggregate book value of the assets in such sales and transfers from the Borrower and its Domestic Subsidiaries to its Foreign Subsidiaries is not greater than the sum of $25,000,000 and 30% of Capital Expenditures made in the United States since the beginning of the 1996 fiscal year of Berg;

              (g) licenses or sublicenses of intellectual property and leases or subleases of other property in the ordinary course of business and which do not materially interfere with the Business;

              (h)  the sale of the French Note;

              (i) any consignment arrangements or similar arrangements for the sale of goods or assets in the ordinary course of business;

              (j) the sale or discount of overdue accounts receivable arising in the ordinary course of business but only in connection with the compromise or collection thereof;

              (k) sales by the Borrower to AT&T required by the terms of the AT&T Supply Agreement; and

              (l) sales or other transfers by any Foreign Subsidiary of P-Notes in P-Note Transactions.

              8.7 Limitation on Dividends. Declare or pay any dividend (other than, in the case of the Borrower, dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of the Borrower or any Subsidiary or otherwise, or make any loan or advance to Holdings (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions, distributions and loans and advances being herein called "Restricted Payments"), except that:

              (a) the Borrower may make Restricted Payments to Holdings, so long as (except with respect to clause (iii) below) no Event of Default has occurred and is continuing or would be continuing after giving effect to such Restricted Payment:

                       (i) in an aggregate amount not to exceed $2,500,000, per fiscal year, the proceeds of which shall be applied by Holdings directly to pay out of pocket expenses, for administrative, legal and accounting services provided by third parties, or to pay franchise fees and similar costs, or to pay dividends in cash in an amount not to exceed $25,000 per year in lieu of fractional shares of Preferred Stock;

                    (ii) payments, the proceeds of which will be used to repurchase the Capital Stock or other securities of Holdings from outside directors, employees or members of the management of Holdings, the Borrower or any Subsidiary, at a price not in excess of fair market value, in an aggregate amount not in excess of $4,000,000, net of the proceeds received by the Borrower as a result of any resales of any such Capital Stock or other securities;

                    (iii) if such Restricted Payment is a purchase of Capital Stock of Holdings, or a distribution to Holdings to permit Holdings to purchase its Capital Stock, in either case made in order to fulfill the obligations of the Borrower or Holdings to sell or deliver Capital Stock under an employee stock purchase plans or similar plans covering employees of the Borrower or any of its Subsidiaries as from time to time in effect;

                     (iv) payments, the proceeds of which will be used to pay taxes of Holdings and the Borrower as part of a consolidated group;

                      (v) payments, the proceeds of which will be used to pay management fees to HMTF and its Affiliates in accordance with the terms of its monitoring and oversight agreement, as set forth on
              Schedule 8.7;

                     (vi)  [Intentionally Deleted]; and

                    (vii) on or after the earlier of January 1, 1998, or the day on which the Borrower first furnishes a certificate under subsection 7.2(b) showing the Leverage Ratio at the end of the period covered by the financial statements accompanying such certificate to be less than 2.00 to 1.00, dividends the proceeds of which are used to pay dividends declared on, or to repurchase or redeem, Capital Stock of Holdings, provided that the aggregate amount of such dividends that may be made in any fiscal year of the Borrower shall not exceed the least of:

                            (A) the Borrower's Share of Excess Cash Flow attributable to the immediately preceding fiscal year;

                            (B) 25% of the Consolidated Net Income of Holdings and its Subsidiaries for each immediately preceding fiscal year; or

                            (C)  an amount equal to 8% of the IPO Proceeds;

              (b) any Subsidiary of the Borrower may make Restricted Payments to the Borrower; and

              (c)  the Borrower may make loans or advances to Holdings.

              8.8 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries during any of the fiscal years of the Borrower set forth below, the amount set forth opposite such fiscal year below:

                    Fiscal Year                     Amount
                    -----------                     ------
                    1997                         $100,000,000
                    1998                           90,000,000
                    1999                           90,000,000
                    2000 and thereafter           100,000,000

; provided that 100% of any amount not used in any fiscal year may be carried forward only into the next succeeding fiscal year.

              8.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person ("Investments"), except:

              (a) extensions of trade credit in the ordinary course of business;

              (b)  Investments in Cash Equivalents;

              (c) Investments by the Borrower, Offshore Techco and Connector Systems, B.V. in Subsidiary Notes, or in other promissory notes or other loan documentation issued by a Subsidiary to evidence Indebtedness permitted under subsection 8.2(b)(ii), provided that such Subsidiary Notes or other promissory notes or other loan documentation are immediately, directly or indirectly, pledged or otherwise assigned for security to the Agent for the benefit of the Lenders pursuant to a Borrower Note Pledge Agreement or pursuant to pledge agreements in form and substance satisfactory to the Agent and the Borrower;

              (d) loans and advances by the Borrower or its Subsidiaries to its officers and employees in an aggregate principal amount not exceeding $4,000,000 at any one time outstanding;

              (e) loans, advances or Investments in existence on the Amendment and Restatement Effective Date and listed on Schedule 8.9, and extensions, renewals, modifications or restatements or replacements thereof, provided that no such extension, renewal, modification or restatement shall (i) increase the amount of the original loan, advance or investment, or (ii) adversely affect the interests of the Lenders with respect to such original loan, advance or investment or the interests of the Lenders under this Agreement or any other Loan Document in any respect;

              (f) Investments in the equity of Foreign Subsidiaries at one time outstanding not to exceed in the aggregate $10,000,000, provided that if as a result of any such investment Capital Stock of any Foreign Subsidiary shall be issued, such Capital Stock (or, in the case of common stock of Connector Systems Korea Ltd. or any Foreign Subsidiary of Intermediate Holdings, 65% of such common stock) shall be pledged to the Agent for the ratable benefit of the Lenders as collateral security for the Obligations;

              (g)  Investments permitted by subsection 8.8;

              (h) in addition to the other exceptions set forth in this subsection 8.9, Investments (other than for Permitted Acquisitions) in an aggregate amount not exceeding $10,000,000 (at cost, without regard to any write down or write up thereof) at any one time outstanding;

              (i) so long as after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Investments resulting from Permitted Acquisitions in an aggregate amount (which may include Indebtedness permitted by subsection 8.2(o)) not to exceed the sum of
       (i) $100,000,000 in any year and (ii) the amount of common stock of Holdings issued subsequent to the Amendment and Restatement Effective Date in connection with Permitted Acquisitions; provided, that (i) the Agent shall have received, with copies for each Lender, (x) at least 15 days prior notice of such Permitted Acquisition, (y) such opinions (including with respect to environmental matters), certificates and copies of agreements (including any Permitted Acquisition Documents) as it shall reasonably request and (z) a certificate of a Responsible Officer of the Borrower after giving effect to such Permitted Acquisition showing the aggregate purchase price (including the assumption of any Indebtedness) for Permitted Acquisitions made by the Borrower since the Amendment and Restatement Effective Date and (ii) (x) on a pro forma basis for the period of four consecutive fiscal quarters most recently ended (assuming consummation of such Permitted Acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period of four consecutive fiscal quarters), the Borrower shall be in compliance with the covenants contained in subsection 8.1 and (y) the Agent shall have received calculations in reasonable detail reasonably satisfactory to it showing compliance with the requirements of this clause (ii) certified by a Responsible Officer of the Borrower; provided further, that the Borrower need not comply with clause (ii) of the first proviso above in connection with the acquisition of the captive connectors business of Ericsson Telecom AB by Berg Electronics, AB a wholly owned Swedish Foreign Subsidiary of the Borrower for total consideration not to exceed the equivalent of US$18,000,000.

              (j) Investments received in connection with the settlement or compromise of any trade receivables;

              (k)  Investments resulting from the acquisition of the French
       Note;

              (l) promissory notes and other similar non-cash consideration received by the Borrower and its Subsidiaries in connection with the dispositions permitted by subsections 8.6(d), (e), and (h);

              (m) Investments (i) made to satisfy the requirements of subsection 7.11 and (ii) in the nature of margin deposits for Hedging Agreements entered into in connection with the conduct of the business of the Borrower and its Subsidiaries;

              (n) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

              (o)  Investment of up to $10,000,000 in the Hong Kong Joint
       Venture;

              (p)  Investments permitted by subsection 8.10(a);

              (q) Investments in P-Notes by Foreign Subsidiaries doing business in Japan; and

              (r) any loan or advance to Holdings which is permitted to be made under subsection 8.7.

              8.10 Limitation on Optional Payments and Modifications of Debt Instruments. (a) Make any optional payment or prepayment on or redemption of any Indebtedness (other than the Loans and the Letters of Credit), including, without limitation, the Subordinated Debentures (except pursuant to the Borrower Tender or the Borrower Redemption) and any payments in redemption or repurchase thereof, except mandatory payments of principal, interest, fees and expenses required by the terms of the agreement governing or instrument evidencing such indebtedness but only to the extent permitted under the subordination provisions applicable thereto.

              (b) Amend, supplement or otherwise modify any of the provisions of any Indebtedness (other than under this Agreement or permitted by subsections 8.2(e), (f), (i), (j), (k) or (l)), including, without limitation, any subordinated note:

                     (i) which amends or modifies the subordination provisions contained therein;

                     (ii) which shortens the fixed maturity or increases the principal amount of, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith;

                     (iii) which relates to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject the Borrower or any of its Subsidiaries, to any more onerous or more restrictive provisions; or

                     (iv) which otherwise adversely affects the interests of the Lenders as senior creditors with respect to any subordinated or other Indebtedness or the interests of the Lenders under this Agreement or any other Loan Document in any respect.

              (c) Make any payment in cash on any equity or debt security that may be made under the terms thereof by the issuance of any security of the same nature.

              8.11 Limitation on Transactions with Affiliates. (a) Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, or (b)
(i) in the ordinary course of the Borrower's or such Subsidiary's business and
(ii) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

              (b) In addition, notwithstanding the foregoing, the Borrower and its Subsidiaries shall be entitled to make the following payments and/or enter into the following transactions:

                     (i) the payment of reasonable and customary fees and reimbursement of expenses payable to directors of the Borrower;

                     (ii) the payment to HMTF of fees and expenses pursuant to a monitoring and oversight agreement referred to on Schedule 8.7; and

                     (iii) the employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith.

              8.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary; provided that this subsection shall not prohibit any sale and leaseback resulting from the incurrence of any lease in respect of any capital asset entered into within 120 days of the acquisition of such capital asset for the purpose of providing permanent financing for such capital asset or any sale and leaseback of the Huntingdon County Plant in connection with the Huntingdon County Financing.

              8.13 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

              8.14 Restrictions Affecting Subsidiaries. Except as set forth in the Subordinated Debt Documents, enter into with any Person, or suffer to exist any agreement which prohibits or limits the ability of the Borrower or any of its Subsidiaries to (a) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (i) this Agreement and (ii) any industrial revenue bonds, purchase money mortgages or Financing Leases or any other agreement or transaction permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby) or (b) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any of its Subsidiaries, except as permitted by this Agreement.

              8.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are directly related thereto.

              8.16 Amendments to Corporate Documents; Acquisition Documents; Licenses. (a) Amend its certificate of incorporation or by-laws unless the Agent shall have received at least 15 days prior written notice thereof and such amendment does not adversely affect the interests of any Lender in any material respect, (b) amend, supplement or otherwise modify the terms and conditions of the indemnities and licenses furnished by DuPont, AT&T or any other Person to Borrower pursuant to any Acquisition Document such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Credit Parties or the Lenders with respect thereto, (c) otherwise amend, supplement or otherwise modify the terms and conditions of any Acquisition Document except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect, (d) amend, supplement or otherwise modify the terms of any Intercompany Agreement in any material respect, except to (i) increase the rate of royalty payments under any License, (ii) decrease the price under any Contract Manufacturing Agreement or (iii) decrease the payments under any R&D Agreement, or (e) amend, supplement or otherwise modify the terms and conditions of the AT&T Supply Agreement which would shorten the term thereof or materially reduce the obligations of the buyer thereunder.


                         SECTION 9.  EVENTS OF DEFAULT

              If any of the following events shall occur and be continuing:

              (a) The Borrower shall fail to pay any principal of any Note or any L/C Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Note, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

              (b) Any representation or warranty made or deemed made by the Borrower, Holdings or any Subsidiary herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

              (c) The Borrower, Holdings or any Subsidiary shall default in the observance or performance of any agreement contained in Section 8 or
       Section 11 or in subsection 3(b) of the Borrower Security Agreement or in subsection 5((b) of the Borrower Domestic Pledge Agreement; or

              (d) The Borrower, Holdings or any Subsidiary shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section) or any other Loan Document, and such default shall continue unremedied for a period of 30 days; or

              (e) Any Credit Party or any of its Subsidiaries shall (i) default (x) in any payment of principal of or interest on any Indebtedness (other than the Notes or the Subsidiary Notes) or (y) in the payment of any Guarantee Obligation (other than the Guarantees), having an outstanding principal amount individually or in the aggregate for both of clauses (x) and (y) in excess of $10,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

              (f) (i) Any Credit Party or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any of the Credit Parties or any of their Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Credit Party or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Credit Party or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Credit Party or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Credit Party or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts (other than intercompany debts) as they become due; or

              (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

              (h) One or more judgments or decrees shall be entered against Holdings, the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

              (i) Holdings, the Borrower or any Subsidiary shall incur any liability (not paid or fully covered by insurance) under any Environmental Law in an amount which would result in a Material Adverse Effect; or

              (j) Any Loan Document shall, at any time, cease to be in full force and effect (unless released by the Agent at the direction of the Required Lenders or as otherwise permitted under this Agreement or the Security Documents or the Subsidiary Security Documents) or shall be declared null and void (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Agent and the Lenders thereunder, the Credit Party shall have failed to cure such invalidity within 30 days after notice from the Agent or such shorter time period as is specified by the Agent in such notice and is reasonable in the circumstances), or the validity or enforceability thereof shall be contested by any Credit Party, or any of the Liens intended to be created by any Security Document or Subsidiary Security Document shall cease to be or shall not be a valid and perfected Lien having the priority contemplated thereby (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Agent and the Lenders, or the Borrower, as the case may be, as secured parties thereunder, the Credit Party shall have failed to cure such invalidity within 30 days after notice from the Agent or such shorter time period as specified by the Agent in such notice and is reasonable in the circumstances); or

              (k)  A Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Letters of Credit and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Letters of Credit and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. All payments under this Section 9 on account of undrawn Letters of Credit shall be made by the Borrower directly to a cash collateral account established by the Agent for such purpose for application to the Borrower's obligations with respect thereto as drafts are presented under the Letters of Credit. Any remaining amounts paid by the Borrower in respect of such undrawn Letters of Credit shall be returned to the Borrower after the last expiry date of the Letters of Credit and after the Obligations have been paid in full. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                             SECTION 10.  THE AGENT

              10.1 Appointment. Each Lender hereby irrevocably designates and appoints Chase as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Chase, as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are
reasonably incidental thereto.   Notwithstanding any provision to the contrary
elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

              10.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents, Affiliates or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

              10.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, Affiliates or attorneys-in-fact shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

              10.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Lenders (except where a different percentage is required under subsection 12.1), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

              10.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (except where a different percentage is required under subsection 12.1); provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

              10.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

              10.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitments and outstanding Term Loans in effect on the date on which indemnification is sought under this subsection, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

              10.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

              10.9 Successor Agent. The Agent may resign as Agent upon 10 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

              10.10 Additional Powers of Agent. The Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any asset of the Borrower or any of its Subsidiaries (including, without limitation, any Properties, accounts receivable or inventory) that is the subject of a disposition, sale or assignment which is permitted under this Agreement or, subject to subsection 12.1, which has been consented to by the Required Lenders.


                             SECTION 11.  GUARANTEE

              11.1 Guarantee. To induce the Lenders to execute and deliver this Agreement to make Loans and to issue and participate in Letters of Credit for the account of the Borrower, and in consideration thereof, Holdings hereby unconditionally and irrevocably guarantees to the Agent, the Lenders and their successors, indorsees, transferees and assigns, the prompt and complete payment when due of the Obligations, and Holdings further agrees to pay the expenses which may be paid or incurred by the Agent or the Lenders in collection of any or all of the Obligations and/or enforcing any rights under this Section 11 or under the Obligations in accordance with subsection 12.5.

              11.2 Waiver of Subrogation. Notwithstanding any payment or payments made by Holdings in respect of the Obligations or any setoff or application of funds of Holdings by the Agent or the Lenders, Holdings shall not be entitled to be subrogated to any of the rights of the Agent or the Lenders against the Borrower or any collateral security or guarantee or





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right of offset held by the Agent or the Lenders for the payment of the
Obligations, nor shall Holdings seek any reimbursement from the Borrower in respect of payments made by Holdings hereunder until the Obligations are paid in full.

              11.3 Modification of Obligations. Holdings hereby consents that, without the necessity of any reservation of rights against Holdings and without notice to or further assent by Holdings, any demand for payment of the Obligations made by the Agent, the Issuing Lender or the Lenders may be rescinded by the Agent, the Issuing Lender or the Lenders and the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent, the Issuing Lender or the Lenders and that any Letter of Credit Application, any collateral security document or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent, the Issuing Lender or the Lenders may deem advisable from time to time, and, to the extent permitted by applicable law, any collateral security or guarantee or right of offset at any time held by the Agent, the Issuing Lender or the Lenders for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against Holdings and without notice to or further assent by Holdings which will remain bound hereunder notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Agent, the Issuing Lender and the Lenders shall not have any obligation to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Obligations. When making any demand hereunder against Holdings, the Agent, the Issuing Lender or the Lenders may, but shall be under no obligation to, make a similar demand on any other party or any other guarantor, and any failure by the Agent, the Issuing Lender or the Lenders to make any such demand or to collect any payments from the Borrower or any such other guarantor shall not relieve Holdings of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent, any Issuing Lender or the Lenders against Holdings. For the purposes of this subsection "demand" shall include the commencement and continuance of any legal proceedings.

              11.4 Waiver by Holdings. Holdings waives any and all notice of the creation, renewal, extension or accrual of the Obligations and notice of or proof of reliance by the Agent, the Issuing Lender and the Lenders upon the guarantee contained in this Section 11 or acceptance of the guarantee contained in this Section 11, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted, continued or incurred in reliance upon the guarantee contained in this Section 11, and all dealings between Holdings and the Agent, the Issuing Lender or the Lenders shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 11. Holdings waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Holdings with respect to any Obligations. This guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to the validity, regularity or enforceability of any Letter of Credit Application or any collateral





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security or guarantee therefor or right of offset with respect thereto at any time or from time to time held by the Agent, the Issuing Lender or the Lenders and without regard to any defense, setoff or counterclaim which may at any time be available to or be asserted by the Borrower against the Agent, the Issuing Lender, the Lenders or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or Holdings) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for any of its Obligations, or of Holdings under the guarantee contained in this Section 11 in bankruptcy or in any other instance, and the obligations and liabilities of Holdings hereunder shall not be conditioned or contingent upon the pursuit by the Agent, the Issuing Lender or the Lenders or any other Person at any time of any right or remedy against the Borrower or against any other Person which may be or become liable in respect of any Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. The guarantee contained in this Section 11 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Holdings and the successors and assigns thereof, and shall inure to the benefit of the Lenders and their successors, indorsees, transferees and assigns, until the Obligations shall have been satisfied in full.

              11.5 Reinstatement. This guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligations is rescinded or must otherwise be restored or returned by the Agent, the Issuing Lender or the Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Holdings or the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Holdings, the Borrower or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

              11.6 Negative Covenants. From and after the Amendment and Restatement Effective Date until the Obligations shall have been paid in full, the Letters of Credit shall have expired or been terminated and the Commitments shall have been terminated, Holdings hereby agrees that it shall not (i) assume or otherwise incur or suffer to exist any Indebtedness or Guarantee Obligation (other than (A) the Holdings Guarantee, (B) the Guarantee (as defined in Subordinated Debt Documents), (C) a guarantee of the Huntingdon County Financing and the items permitted under subsections 8.2(e), 8.4(e) and 8.4(f),
(D) the guarantee issued in connection with the MDFC Transaction as in effect on the date hereof, (E) unsecured Guarantee Obligations by Holdings in respect of real property leases and/or personal property operating leases of the Borrower and its Subsidiaries in the ordinary course of business but in any event not in excess of an aggregate amount of $15,000,000 at any one time outstanding, and (F) Indebtedness of Holdings in the form of loans and advances to it by the Borrower permitted for the Borrower under subsection 8.9(r), (ii) create, incur, assume or suffer to exist any Lien upon any of its assets other than pursuant to the Security Documents and other than Liens in the nature of the Liens specified in subsection 8.3(b), (iii) cease to own, directly or indirectly, 100% of the Capital Stock of the Borrower, (iv) amend its certificate of incorporation or by-laws unless such amendment does not adversely affect the interests of any Lender in any material respect, or amend any instrument or document evidencing, governing or otherwise relating to any Permanent Preferred Stock, unless such amendment does not adversely affect the interest of the Lenders in any material respect, provided that a copy of any





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such amendment permitted under this clause (iv) shall be sent to the Agent and
Lenders promptly, (v) engage in any activities other than (A) owning the stock of the Borrower, (B) its activities incident to the performance of (x) the Loan Documents, and (y) the issuance and/or sale of its common stock or options or warrants in respect of its Capital Stock, provided that the proceeds thereof are applied as set forth in subsection 2.10, (C) transactions pursuant to or in connection with the IPO, the Recapitalization or the Permitted Acquisitions and
(D) activities contemplated by this Section 11 or (vi) make any Restricted Payment on any Preferred Stock in cash, except as permitted by subsection 8.7(a)(i).

                           SECTION 12.  MISCELLANEOUS

              12.1 Amendments and Waivers. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or otherwise modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or the Notes or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower or Holdings or any other Person hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall directly (i) reduce the principal amount or extend the scheduled date of maturity of any Note or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Commitment of any Lender or modify subsection 4.4(b), in each case without the consent of each Lender affected thereby, or
(ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders or otherwise decrease the percentage of Lenders required to take action under the Loan Documents or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the collateral (other than in connection with an Asset Sale permitted hereby) or release the Holdings Guarantee or the Domestic Subsidiary Guarantee, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 2.13, 3 or 10 without the written consent of the then Swing Line Lender, Issuing Lender or Agent, respectively. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.





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                                                                              90



              12.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or two days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, Holdings and the Agent, the Issuing Lender and the Swing Line Lender, and as set forth in
Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:


           The Borrower:                Berg Electronics Group, Inc.
                                        101 South Hanley Road
                                        St. Louis, Missouri 63105
                                        Attention:  David M. Sindelar
                                        Telecopy:   (314) 746-2299

           with copies to:              Hicks, Muse, Tate & Furst Incorporated
                                        200 Crescent Court, Suite 1600
                                        Dallas, Texas 75201
                                        Attention:  Lawrence D. Stuart, Jr.
                                        Telecopy:   (214) 740-7313

           Holdings:                    Berg Electronics Corp.
                                        101 South Hanley Road
                                        St. Louis, Missouri 63105
                                        Attention:  David M. Sindelar
                                        Telecopy:   (314) 746-2299

           with copies to:              Hicks, Muse, Tate & Furst Incorporated
                                        200 Crescent Court, Suite 1600
                                        Dallas, Texas 75201
                                        Attention:  Lawrence D. Stuart, Jr.
                                        Telecopy:   (214) 740-7313


           The Agent, the Issuing       The Chase Manhattan Bank
           Lender or the Swing Line     c/o Chase Securities Inc.
           Lender:                      10 South LaSalle Street, 23rd Floor
                                        Chicago, Illinois  60603
                                        Attention:  Jonathan E. Twichell
                                        Telecopy:   (312) 807-4077


provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsection 2.3, 2.5, 2.8, 2.9, 2.11, 2.13 or 4.4 shall not be effective until received.





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                                                                              91



              12.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

              12.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

              12.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and at any time after and during the continuance of an Event of Default, of one counsel to all the Lenders, and (c) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents, the IPO, the Recapitalization or the use or the proposed use of the proceeds of the Loans in connection with the Recapitalization and any such other documents (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities to the extent arising from the gross negligence or willful misconduct of the Agent or any such Lender, as the case may be, or in the case of indemnified liabilities arising under any of the Loan Documents, to the extent arising from a material breach by the Agent or such Lender, as the case may be, or its respective officers, directors, employees, agents and controlling persons of any of the Loan Documents, as the case





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                                                                              92



may be. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

              12.6  Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

              (b) Any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable law, at any time sell to one or more banks, insurance companies or other financial institutions or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 12.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 4.6, 4.7 and 4.8 with respect to its participation in the Commitments and the Loans and Letters of Credit outstanding from time to time as if it was a Lender; provided that in the case of subsection 4.7 or 4.8, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

              (c) Any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable law, at any time and from time to time assign to (i) any Lender or any affiliate thereof or (ii) with the consent of the Agent (such consent not to be unreasonably withheld), to an additional bank or financial or lending institution ("an Assignee"), all or any part of its rights and obligations under this Agreement and the Notes pursuant to an Assignment and Acceptance, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Agent) and delivered to the Agent for its acceptance and recording in the Register; provided that the

Swing Line Lender may not transfer any portion of the Swing Line Commitment without the consent of the Borrower (such consent not to be unreasonably withheld); provided further that if, after giving effect to any assignment pursuant to clause (ii) above, the transferor Lender or the Assignee continues to hold any Loans or Commitment hereunder, such transferor Lender and the Assignee each must hold Loans and Commitments aggregating at least $5,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto except as to subsection 4.6, 4.7 or 12.5).

              (d) The Agent, acting for this purpose as agent for the Borrower, shall maintain at its address referred to in subsection 12.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. No assignment or transfer of a Note and the obligation(s) evidenced thereby shall be effective unless it has been recorded in the Register as provided in this subsection 12.6(d). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

              (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Agent) together with payment to the Agent of a registration and processing fee of $4,000 if the Assignee is not a Lender prior to the execution of the Assignment and Acceptance and $2,500 otherwise, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, shall execute and deliver to the Agent (in exchange for the Revolving Credit Note, Swing Line Note or Term Note of the assigning Lender) a new Revolving Credit Note, Swing Line Note or Term Note, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment, Swing Line Commitment or Term Loan, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment, Swing Line Commitment or Term Loan hereunder, a new Revolving Credit Note, Swing Line Note or Term Note, as the case may be, to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment, Swing Line Commitment or Term Loan, as the case may be, retained by it hereunder. Such new Notes shall be dated the Amendment and Restatement Effective Date and shall otherwise be in the form of the Note replaced thereby. Notwithstanding anything to the contrary contained herein, no assignment under subsection 12.6(c) of any rights or obligations under or in respect of the Notes or Loans evidenced by the Notes shall be effective unless and until the Agent shall have recorded such assignment in the Register. The Agent shall record the name of the transferor, the name of the transferee, and the amount of the transfer in the Register after receipt of all documents required pursuant to this subsection 12.6, including, without limitation, the Notes being assigned in connection with such transfer, and such other documents as the Agent may reasonably request.

              (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement, under the condition such Transferee or prospective Transferee agrees to comply with the provisions of subsection 12.15.

              (g) Nothing herein shall prohibit any Lender from pledging or assigning any Loan or any Note to any Federal Reserve Bank in accordance with applicable law.

              12.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise except subsection 4.9 or 12.6, in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
              (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise and whether directly or as a result of a purchase of a participation by such Lender in accordance with subsection 2.13(e), 3.4(a), or 12.7(a)) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the

Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

              12.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

              12.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

              12.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Credit Parties, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

              12.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

              12.12 Submission To Jurisdiction; Waivers. Each of the Credit Parties hereby irrevocably and unconditionally:

              (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

              (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

              (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Credit Parties at their respective addresses set forth in subsection 12.2 or at such other address of which the Agent shall have been notified pursuant thereto;

              (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

              (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

              12.13 Acknowledgements. Each of the Credit Parties hereby acknowledges that:

              (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

              (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Credit Parties arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent and Lenders, on one hand, and the Credit Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

              (c) no joint venture exists among the Lenders or among the Credit Parties and the Lenders.

              12.14 WAIVERS OF JURY TRIAL. THE CREDIT PARTIES, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

              12.15 Confidentiality. Each Lender agrees to keep information obtained by it pursuant hereto and the other Loan Documents identified as confidential in writing at the time of delivery confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's employees, representatives, attorneys, agents or affiliates who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law, regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank regulations or auditors or any administrative body or commission to whose jurisdiction such Lender may be subject, (d) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this subsection 12.15, (e) to the extent required in connection with any litigation between any Credit Party and any Lender with respect to the Loans or this Agreement and the other Loan Documents or (f) with the Borrower's prior written consent. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

              12.16 Schedules and Exhibits. Schedules 1.1 through 8.9 of the Existing Credit Agreement are deemed deleted and replaced by Schedules 1.1 through 8.9 hereto. Exhibits A, B, C, D, E and J of the Existing Credit Agreement are incorporated herein by reference. For purposes of such incorporation by reference, (a) references in such Exhibits to Chemical Bank shall be deemed to be references to The Chase Manhattan Bank and (b) such Exhibits shall be deemed modified to incorporate any other modifications made pursuant to this Agreement. Exhibits F-1, G and K to the Existing Credit Agreement are deemed deleted and replaced by Exhibits F-1, G and K attached hereto.

              12.17 Purchase and Sale of Revolving Credit Commitments, Revolving Credit Loans and Term Loans. On the Amendment and Restatement Effective Date but immediately prior to any borrowing on such date under this Agreement, without the necessity of further action by any party, the Existing Lenders under the Existing Credit Agreement shall be deemed to have sold, transferred and assigned to the Lenders, and the Lenders shall purchase, take and accept, the Existing Lenders' right, title and interest in and to (a) the Revolving Credit Commitments and/or Revolving Credit Loans and/or (b) Term Loans, as the case may be, as specified in Schedule 1.1, without recourse, representation or warranty, so that after giving effect to all such transfers and the other allocations, commitments and continuations made by the Agent and the Lenders in connection with the Amendment and Restatement Effective Date, each Lender's interest in the Revolving Credit Commitments and/or Revolving Credit Loans and/or Term Loans, as the case may be, shall be as specified in
Schedule 1.1. Each Lender hereby irrevocably designates and appoints Chase as the Agent of such Lender under this Agreement and the other Loan Documents pursuant to subsection 10.1. Eurodollar Loans having Interest Periods ending after the Amendment and Restatement Effective Date shall be automatically converted on such date to Alternate Base Rate Loans, and the Borrower agrees to indemnify the Existing Lenders for any and all breakage costs in connection with Loans so converted on the Amendment and Restatement Effective Date in accordance with subsection 4.8.

              12.18 Effect of Amendment and Restatement of the Existing Credit Agreement. On the Amendment and Restatement Effective Date, the Existing Credit Agreement shall be amended, restated and superseded in its entirety.
The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, or termination of the "Obligations" (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Amendment and Restatement Effective Date; (b) such "Obligations" are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement; and
(c) the Liens and security interests as granted under the Security Documents securing payment of such "Obligations" are in all respects continuing and in full force and effect and secure the payment of the Obligations.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                            BERG ELECTRONICS GROUP, INC.


                            By__________________________________________
                              Name:
                              Title:


                            BERG ELECTRONICS CORP.


                            By__________________________________________
                             Name:
                             Title:


                            THE CHASE MANHATTAN BANK,
                             as Agent and as a Lender, and as Swing
                             Line Lender and as Issuing Lender


                            By__________________________________________
                             Name:
                             Title:


                            ABN AMRO BANK, N.V.


                            By__________________________________________
                             Name:
                             Title:


                            By__________________________________________
                             Name:
                             Title:

                            ARAB BANKING CORPORATION (B.S.C.)


                            By__________________________________________
                             Name:
                             Title:

                            BANK OF NEW YORK


                            By__________________________________________
                             Name:
                             Title:

                            BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                            By__________________________________________
                             Name:
                             Title:

                            BANQUE NATIONALE DE PARIS


                            By__________________________________________
                             Name:
                             Title:

                            CIBC, INC.


                            By__________________________________________
                             Name:
                             Title:

                            CAISSE NATIONALE DE CREDIT AGRICOLE


                            By__________________________________________
                             Name:
                             Title:

                            COMERICA BANK


                            By__________________________________________
                             Name:
                             Title:

                            CREDIT LYONNAIS CHICAGO BRANCH


                            By__________________________________________
                             Name:
                             Title:

                            THE DAI-ICHI KANGYO BANK, LTD., CHICAGO BRANCH


                            By__________________________________________
                             Name:
                             Title:

                            DEUTSCHE GENOSSENSCHAFTSBANK


                            By__________________________________________
                             Name:
                             Title:

                            DRESDNER BANK AG, NEW YORK BRANCH
                            AND GRAND CAYMAN BRANCH


                            By__________________________________________
                             Name:
                             Title:


                            By__________________________________________
                             Name:
                             Title:

                            THE FIRST NATIONAL BANK OF CHICAGO


                            By__________________________________________
                             Name:
                             Title:

                            FLEET NATIONAL BANK


                            By__________________________________________
                             Name:
                             Title:

                            THE FUJI BANK LIMITED


                            By__________________________________________
                             Name:
                             Title:

                            THE LONG-TERM CREDIT BANK OF JAPAN,
                             LIMITED, NEW YORK BRANCH


                            By__________________________________________
                             Name:
                             Title:

                            MELLON BANK, N.A.


                            By__________________________________________
                             Name:
                             Title:

                            THE MITSUBISHI TRUST AND BANKING
                             CORPORATION


                            By__________________________________________
                             Name:
                             Title:

                            NATEXIS BANQUE BFCE


                            By__________________________________________
                             Name:
                             Title:

                            NATIONAL CITY BANK


                            By__________________________________________
                             Name:
                             Title:

                            PNC BANK, NATIONAL ASSOCIATION


                            By__________________________________________
                             Name:
                             Title:

                            SAKURA BANK, LIMITED


                            By__________________________________________
                             Name:
                             Title:

                            THE SANWA BANK, LIMITED, CHICAGO
                            BRANCH


                            By__________________________________________
                             Name:
                             Title:

                            THE SUMITOMO BANK, LIMITED


                            By__________________________________________
                             Name:
                             Title:

                            VAN KAMPEN AMERICAN CAPITAL PRIME
                            RATE INCOME TRUST


                            By__________________________________________
                             Name:
                             Title:

                            WACHOVIA BANK, N.A.


                            By__________________________________________
                             Name:
                             Title:

                                                         SCHEDULE 1.1 TO
                                                         AMENDED AND RESTATED

                                                         CREDIT AGREEMENT
                                                         --------------------


ADDRESSES FOR NOTICES; COMMITMENTS


THE CHASE MANHATTAN BANK
c/o Chase Securities Inc.

Address for Notice:
10 South LaSalle Street, 23rd Floor
Chicago, Illinois  60603
Attention:  Jonathan E. Twichell
Telecopy:  (312) 807-4077

Revolving Credit Commitment:                            $ 14,454,545.45
Term Loan Commitment:                                   $ 12,045,454.55


ABN AMRO

Address for Notice:
Three Riverway Street
Suite 1700
Houston, Texas  77056
Attention: Laurie Tuzo
Telecopy: (713) 629-7533

Revolving Credit Commitment:                             $ 9,818,181.82
Term Loan Commitment:                                      8,181,818.18



ARAB BANKING CORPORATION (B.S.C.)

Address for Notice:
277 Park Avenue
New York, New York  10172-3299
Attention:  Susan Williams
Telecopy:  (212) 583-0932

Revolving Credit Commitment:                             $ 9,818,181.82
Term Loan Commitment:                                      8,181,818.18

THE BANK OF NEW YORK

Address for Notice:
One Wall Street
New York, New York  10286
Attention:  John Lambert
Telecopy:   (212) 635-1208

Revolving Credit Commitment:                            $ 12,272,727.27
Term Loan Commitment                                      10,227,272.73



BANK OF TOKYO-MITSUBISHI TRUST COMPANY

Address for Notice:
1251 Avenue of the Americas
New York, New York  10020
Attention:  David C. McLaughlin
Telecopy:  (212) 782-4981

Revolving Credit Commitment:                             $ 9,818,181.82
Term Loan Commitment:                                      8,181,818.18


BANQUE NATIONALE DE PARIS

Address for Notices:
209 South LaSalle Street, Suite 500
Chicago, Illinois  60606
Attention:  Jo Ellen Bender
Telecopy:  (312) 977-1380

Revolving Credit Commitment:                             $ 9,818,181.82
Term Loan Commitment:                                      8,181,818.18

CAISSE NATIONALE DE CREDIT AGRICOLE

Address for Notices:
55 East Monroe Street
Suite 4700
Chicago, Illinois  60603
Attention: Paul Dytrych
Telecopy: (312) 372-3724

Revolving Credit Commitment:                            $ 12,272,727.27
Term Loan Commitment:                                     10,227,272.73


CIBC, INC.

Address for Notice:
2727 Paces Ferry Road, Suite 1200
2 Paces West, Building 2
Atlanta, Georgia  30339
Attention:  Ted R. Hudson
Telecopy:  (770) 319-4950

with a copy to:

425 Lexington Avenue
New York, New York  10017
Attention:  Michael Nelson
Telecopy:  (212) 856-3991

Revolving Credit Commitment:                            $ 12,272,727.27
Term Loan Commitment                                      10,227,272.73



COMERICA BANK

Address for Notice:
500 Woodward Avenue
Mail Code 3269
Detroit, Michigan  48226-3269
Attention:  Burt Shurly
Telecopy: (313) 222-9516

Revolving Credit Commitment:                            $ 12,272,727.27
Term Loan Commitment                                      10,227,272.73

CREDIT LYONNAIS CHICAGO BRANCH

Address for Notice:
227 W. Monroe Street - Suite 3800
Chicago, Illinois  60606
Attention:  Ms. Julie Kanak
Telecopy:   (312) 641-0527

Revolving Credit Commitment:                            $ 12,272,727.27
Term Loan Commitment                                      10,227,272.73



THE DAI-ICHI KANGYO BANK, LTD., CHICAGO BRANCH

Address for Notices:
10 South Wacker Drive, 26th Floor
Chicago, Illinois  60606
Attention:  Allicia Juarez
Telecopy:  312-876-2011

Revolving Credit Commitment:                             $ 9,818,181.82
Term Loan Commitment:                                      8,181,818.18



DEUTSCHE GENOSSENSCHAFTSBANK

Address for Notices:
609 Fifth Avenue, 8th Floor
New York, New York  10017-1021
Attention:  Norah McCann
Telecopy:  (212) 745-1556

Revolving Credit Commitment:                             $ 9,818,181.82
Term Loan Commitment:                                      8,181,818.18

DRESDNER BANK AG, NEW YORK BRANCH
AND GRAND CAYMAN BRANCH

Address for Notice:
190 South LaSalle Street
Suite 2700
Chicago, Illinois
Attention: Elizabeth B. Holden
Telecopy: (312) 444-1305

Revolving Credit Commitment:                            $ 12,272,727.27
Term Loan Commitment                                      10,227,272.73



THE FIRST NATIONAL BANK OF CHICAGO

Address for Notices:
The First National Bank of Chicago
One First National Plaza
Chicago, Illinois  60670-0173
Attention:  William Oleferchik
Telecopy:  (312) 732-1117

Revolving Credit Commitment:                             $ 9,818,181.82
Term Loan Commitment:                                      8,181,818.18



FLEET NATIONAL BANK

Address for Notice:
1 Federal Street
Mail Stop MA OF D03C
Boston, Massachusetts  02110
Attention: Mark A. Siegel
Telecopy: (617) 346-4806

Revolving Credit Commitment:                            $ 12,272,727.27
Term Loan Commitment                                      10,227,272.73

THE FUJI BANK LIMITED

Address for Notice:
225 West Wacker Drive
Suite 2000
Chicago, Illinois  60506
Attention: Mr. Peter Hoff
Telecopy: (312) 621-0539

Revolving Credit Commitment:                            $ 12,272,727.27
Term Loan Commitment                                      10,227,272.73


THE LONG-TERM CREDIT BANK
  OF JAPAN, LIMITED, New
  York Branch

Address for Notice:
165 Broadway
New York, New York 10006
Attention:  Koji Sasayama
Telecopy:  (212) 608-2371

Revolving Credit Commitment:                            $ 12,272,727.27
Term Loan Commitment                                      10,227,272.73


MELLON BANK, N.A.

Address for Notices:
55 West Monroe Street, Suite 2600
Chicago, Illinois  60603
Attention: James Barry
Telecopy: (312) 357-3414

Revolving Credit Commitment:                             $ 9,818,181.82
Term Loan Commitment:                                      8,181,818.18

THE MITSUBISHI TRUST AND BANKING CORPORATION

Address for Notices:
520 Madison Avenue, 26th Floor
New York, New York  10022
Attention: Jay Kato
Telecopy: (212)644-6825

Revolving Credit Commitment:                             $ 9,818,181.82
Term Loan Commitment:                                      8,181,818.18


NATEXIS BANQUE BFCE

Address for Notices:
645 Fifth Avenue, 20th Floor
New York, New York  10022
Attention:  Frank Madden
Telecopy: (212) 872-5045

Revolving Credit Commitment:                             $ 9,818,181.82
Term Loan Commitment:                                      8,181,818.18


NATIONAL CITY BANK

Address for Notices:
1900 East Ninth Street
Cleveland, Ohio  44114
Attention: Vesta Huggins
Telecopy: (216) 575-3207

Revolving Credit Commitment:                             $ 8,181,818.18
Term Loan Commitment:                                      6,818,181.82

PNC BANK, NATIONAL ASSOCIATION

Address for Notices:
500 West Madison Street, Suite 3140
Chicago, Illinois  60601
Attention:  Richard Jander
Telecopy:  (312) 906-3420

Revolving Credit Commitment:                            $ 12,272,727.27
Term Loan Commitment                                      10,227,272.73


SAKURA BANK, LIMITED

Address for Notices:
227 West Monroe Street, Suite 4700
Chicago, Illinois  60606
Attention:  James Kershner
Telecopy:  (312) 332-5345

Revolving Credit Commitment:                             $ 9,818,181.82
Term Loan Commitment:                                      8,181,818.18


THE SANWA BANK, LIMITED, CHICAGO BRANCH

Address for Notices:
10 South Wacker Drive, 31st Floor
Chicago, Illinois  60606
Attention:  Gerald Phelan
Telecopy:  (312) 346-6677

Revolving Credit Commitment:                             $ 9,818,181.82
Term Loan Commitment:                                      8,181,818.18

SUMITOMO BANK

Address for Notices:
233 South Wacker Drive
Suite 4800
Chicago, Illinois  60606
Attention: Hitoshi Manami
Telecopy: (312) 876-6436

Revolving Credit Commitment:                            $ 12,272,727.27
Term Loan Commitment                                      10,227,272.73


VAN KAMPEN AMERICAN CAPITAL
PRIME RATE INCOME TRUST

Address for Notice:
1 Park View Plaza
Oakbrook Terrace, Illinois  60181
Attention:  Jeffrey Maillet
Telecopy:  (630) 684-6740


Revolving Credit Commitment:                            $ 12,272,727.27
Term Loan Commitment                                      10,227,272.73


WACHOVIA BANK, N.A.

Address for Notices:
191 Peachtree Street N.E.
Atlanta, Georgia  30303
Attention:  Walter Gillikin
Telecopy:  (404) 332-6898

Revolving Credit Commitment:                            $ 12,272,727.27
Term Loan Commitment                                      10,227,272.73